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                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                January 23, 1996

                                      among

                         Premier Industrial Corporation,

                             Farnell Electronics PLC

                                       and

                               FAC Delaware Corp.

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                                TABLE OF CONTENTS


                                                                            Page



                                    ARTICLE 1

                                   THE MERGER

SECTION 1.1.   THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.   CANCELLATION OF TREASURY STOCK AND FARNELL OWNED STOCK. . . .   2
SECTION 1.3.   CAPITAL STOCK OF MERGER SUBSIDIARY. . . . . . . . . . . . . .   2
SECTION 1.4.   CONVERSION OF COMPANY COMMON STOCK. . . . . . . . . . . . . .   2
SECTION 1.5.   SHARES OF DISSENTING SHAREHOLDERS.. . . . . . . . . . . . . .   4
SECTION 1.6.   EXCHANGE OF CERTIFICATES. . . . . . . . . . . . . . . . . . .   5
SECTION 1.7.   STOCK TRANSFER BOOKS. . . . . . . . . . . . . . . . . . . . .   9
SECTION 1.8.   STOCK OPTIONS.. . . . . . . . . . . . . . . . . . . . . . . .   9

                                    ARTICLE 2

                            THE SURVIVING CORPORATION

SECTION 2.1.   CERTIFICATE OF INCORPORATION; NAME OF SURVIVING CORPORATION..  10
SECTION 2.2.   BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.3.   DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . .  10
SECTION 2.4.   PRINCIPAL OFFICE. . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.5.   CONSENT TO SERVICE OF PROCESS.. . . . . . . . . . . . . . . .  11
SECTION 2.6.   QUALIFICATION AS A FOREIGN CORPORATION. . . . . . . . . . . .  11

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

SECTION 3.1.   CORPORATE EXISTENCE AND POWER.. . . . . . . . . . . . . . . .  11
SECTION 3.2.   CORPORATE AUTHORIZATION.. . . . . . . . . . . . . . . . . . .  12
SECTION 3.3.   GOVERNMENTAL AUTHORIZATION. . . . . . . . . . . . . . . . . .  12
SECTION 3.4.   NON-CONTRAVENTION.. . . . . . . . . . . . . . . . . . . . . .  12
SECTION 3.5.   CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 3.6.   SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 3.7.   SEC FILINGS.. . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.8.   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.9.   DISCLOSURE DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.10.  ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . .  17
SECTION 3.11.  NO UNDISCLOSED MATERIAL LIABILITIES.. . . . . . . . . . . . .  18
SECTION 3.12.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.13.  TAXES.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


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SECTION 3.14.  ERISA.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.15.  COMPLIANCE WITH LAWS AND ORDERS.. . . . . . . . . . . . . . .  22
SECTION 3.16.  FINDERS' FEES.. . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.17.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.18.  TRADEMARKS. . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.19.  PRINCIPAL STOCKHOLDERS OF THE COMPANY.. . . . . . . . . . . .  23
SECTION 3.20.  VOTE REQUIRED . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.21.  INAPPLICABILITY OF CERTAIN OHIO LAWS. . . . . . . . . . . . .  24
SECTION 3.22.  OPINION OF FINANCIAL ADVISOR. . . . . . . . . . . . . . . . .  24

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                        OF FARNELL AND MERGER SUBSIDIARY

SECTION 4.1.   CORPORATE EXISTENCE AND POWER.. . . . . . . . . . . . . . . .  24
SECTION 4.2.   CORPORATE AUTHORIZATION.. . . . . . . . . . . . . . . . . . .  25
SECTION 4.3.   GOVERNMENTAL AUTHORIZATION. . . . . . . . . . . . . . . . . .  25
SECTION 4.4.   NON-CONTRAVENTION.. . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.5.   CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.6.   SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 4.7.   PRIOR UK DISCLOSURES. . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.8.   FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . .  28
SECTION 4.9.   DISCLOSURE DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  29
SECTION 4.10.  ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . .  29
SECTION 4.11.  NO UNDISCLOSED MATERIAL LIABILITIES . . . . . . . . . . . . .  30
SECTION 4.12.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 4.13.  COMPLIANCE WITH LAWS AND ORDERS . . . . . . . . . . . . . . .  31
SECTION 4.14.  MERGER SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.15.  FINANCING.. . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.16.  FINDERS' FEES.. . . . . . . . . . . . . . . . . . . . . . . .  31

                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

SECTION 5.1.   CONDUCT OF THE COMPANY. . . . . . . . . . . . . . . . . . . .  32
SECTION 5.2.   SHAREHOLDER MEETING; PROXY MATERIAL.. . . . . . . . . . . . .  34
SECTION 5.3.   ACCESS TO INFORMATION.. . . . . . . . . . . . . . . . . . . .  34
SECTION 5.4.   NO SOLICITATION.. . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 5.5.   NOTICES OF CERTAIN EVENTS.. . . . . . . . . . . . . . . . . .  36
SECTION 5.6.   TAX CERTIFICATION . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.7.   AFFILIATES AND CERTAIN OTHER SHAREHOLDERS . . . . . . . . . .  37
SECTION 5.8.   LETTERS OF COMPANY'S ACCOUNTANTS. . . . . . . . . . . . . . .  37

                                    ARTICLE 6

                              COVENANTS OF FARNELL

SECTION 6.1.   CONDUCT OF FARNELL. . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.2.   ACCESS TO INFORMATION.. . . . . . . . . . . . . . . . . . . .  38


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SECTION 6.3.   NOTICES OF CERTAIN EVENTS.. . . . . . . . . . . . . . . . . .  39
SECTION 6.4.   NO SOLICITATION . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.5.   OBLIGATIONS OF MERGER SUBSIDIARY. . . . . . . . . . . . . . .  40
SECTION 6.6.   INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.7.   SHAREHOLDER'S MEETING.. . . . . . . . . . . . . . . . . . . .  41
SECTION 6.8.   REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . .  42
SECTION 6.9.   STOCK EXCHANGE LISTING. . . . . . . . . . . . . . . . . . . .  42
SECTION 6.10.  LETTER OF FARNELL'S ACCOUNTANTS . . . . . . . . . . . . . . .  42
SECTION 6.11.  COMPANY EMPLOYEES AND EMPLOYEE  . . . . . . . . . . . . . . .  43
SECTION 6.12.  U.S. HEADQUARTERS . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.13.  NAME.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.14.  CERTAIN TAX MATTERS . . . . . . . . . . . . . . . . . . . . .  44

                                    ARTICLE 7

                              COVENANTS OF FARNELL
                                 AND THE COMPANY

SECTION 7.1.   CERTAIN ACTIONS.  . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.2.   CERTAIN FILINGS.. . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.3.   PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . .  45
SECTION 7.4.   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.5.   TAX TREATMENT . . . . . . . . . . . . . . . . . . . . . . . .  46

                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

SECTION 8.1.   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.. . . . . . . . .  46
SECTION 8.2.   CONDITIONS TO THE OBLIGATIONS OF FARNELL AND MERGER
                SUBSIDIARY.. . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.3.   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. . . . . . . . .  49

                                    ARTICLE 9

                                   TERMINATION

SECTION 9.1.   TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 9.2.   EFFECT OF TERMINATION.. . . . . . . . . . . . . . . . . . . .  51

                                   ARTICLE 10

                                  MISCELLANEOUS

SECTION 10.1.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.2.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. . . .  53
SECTION 10.3.  AMENDMENTS; NO WAIVERS. . . . . . . . . . . . . . . . . . . .  53
SECTION 10.4.  FEES AND EXPENSES.. . . . . . . . . . . . . . . . . . . . . .  53
SECTION 10.5.  SUCCESSORS AND ASSIGNS. . . . . . . . . . . . . . . . . . . .  56
SECTION 10.6.  JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . .  56


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SECTION 10.7.  GOVERNING LAW.. . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 10.8.  COUNTERPARTS; EFFECTIVENESS.. . . . . . . . . . . . . . . . .  56
SECTION 10.9.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 10.10. ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 10.11. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 10.12. CERTAIN INTERPRETIVE MATTERS. . . . . . . . . . . . . . . . .  57



Exhibit 1.4 Form of Amendments to Farnell's Memorandum and Articles of Association

Exhibit 2.1              Certificate of Incorporation of Merger Subsidiary

Exhibit 2.2              By-laws of Merger Subsidiary

Exhibit 3.20(1)          Voting Agreement

Exhibit 3.20(2)          Shareholders Agreement

Exhibit 5.7(a)           Form of Affiliate Letter

Exhibit 5.7(b)           Form of Tax Letter for non-Founder 5% Shareholders

Exhibit 5.7(c)           Form of Tax Letter for Founder Shareholders

Exhibit 5.7(d)           Form of Tax Letter for Officers and Directors


                                       iv
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                          AGREEMENT AND PLAN OF MERGER



          AGREEMENT AND PLAN OF MERGER dated as of January 23, 1996 among Premier Industrial Corporation, an Ohio corporation (the "COMPANY"), Farnell Electronics PLC, a public limited company formed under the laws of England ("FARNELL"), and FAC Delaware Corp., a Delaware corporation and a wholly-owned subsidiary of Farnell ("MERGER SUBSIDIARY").


          The parties hereto agree as follows:


                                    ARTICLE 1

                                   THE MERGER

          SECTION 1.1. THE MERGER. (a) At the Effective Time, the Company shall be merged (the "MERGER") with and into Merger Subsidiary in accordance with Section 252 of General Corporation Law of the State of Delaware (the "DELAWARE LAW") and Section 1701.79 of the Ohio General Corporation Law ("OGCL"), whereupon the separate existence of the Company shall cease, and the Merger Subsidiary shall be the surviving corporation (the "SURVIVING CORPORATION").

          (b) As soon as practicable after satisfaction of all conditions to the Merger or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company will execute and deliver to Merger Subsidiary a certificate of merger complying with the OGCL (the "OHIO CERTIFICATE OF MERGER") and Merger Subsidiary will execute a certificate of merger complying with Delaware Law (the "DELAWARE CERTIFICATE OF MERGER"). Upon receipt by Merger Subsidiary of notice that Merger Subsidiary has been capitalized with the proceeds of the financing referred to in Section 4.15 and the Rights Offering Shares (as defined in Section 4.15) have been admitted to the Official List of the London Stock Exchange Limited (the "LSE") and that trading therein has commenced, Merger Subsidiary will immediately file the Ohio Certificate of Merger with the Secretary of State of the State of Ohio and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and, together with the Company, make all other filings or recordings required by Delaware Law or the OGCL in connection with the Merger. The Merger shall become effective immediately upon the later of the filing of the Ohio Certificate of Merger and the filing of the Delaware Certificate of Merger (the "EFFECTIVE TIME").

          (c) The Merger shall have the effects specified under Delaware Law and the OGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, franchises and authority and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law and the OGCL.

          SECTION 1.2. CANCELLATION OF TREASURY STOCK AND FARNELL OWNED STOCK. At the Effective Time, each share of common stock, without par value, of the Company then issued (each, a "SHARE", and collectively, the "SHARES") held by the Company as treasury stock or owned by Farnell or any subsidiary of Farnell immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          SECTION 1.3. CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall remain outstanding and shall, subject to Section 1.6(l) below, be unchanged after the Merger, all of which shares shall be issued to Farnell and shall thereafter constitute the only outstanding shares of capital stock of the Surviving Corporation.

          SECTION 1.4. CONVERSION OF COMPANY COMMON STOCK. (a) At the Effective Time, except as otherwise provided in this Section 1.4 and subject to Sections 1.5 and 1.6(f), each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 1.2) shall (subject to adjustment in accordance with Section 1.4(b)) be converted into the right to receive:

     (A) 0.84401 Ordinary Shares (the "ORDINARY SHARES") of 5p. each of Farnell (evidenced by American Depositary Receipts (the "ORDINARY SHARE ADRS"), each Ordinary Share ADR representing two Ordinary Shares (the "ORDINARY SHARE CONSIDERATION");

     (B) 0.34000 $1.35 Cumulative Convertible Redeemable Preference Shares of L1 each having the terms set forth in Exhibit 1.4 (the "PREFERENCE SHARES" and, together with the Ordinary Shares, the "FARNELL SHARES") of Farnell (evidenced by American Depositary Receipts ("PREFERENCE SHARE ADRS" and, together with the Ordinary Share ADRs, the "FARNELL ADRS"), each Preference Share ADR representing one Preference Share (the "PREFERENCE SHARE CONSIDERATION" and, together with the Ordinary Share Consideration, the "STOCK CONSIDERATION"); and

     (C) cash in an amount equal to $17.00, without interest, from Merger Subsidiary (the "CASH CONSIDERATION" and, together with the Stock Consideration, the "MERGER CONSIDERATION").

Notwithstanding the foregoing, Founder Shareholders and other persons who are affiliates ("RULE 145 AFFILIATES") of the Company within the meaning of Rule 145 under the Securities Act of 1933, as amended (THE "SECURITIES ACT") will receive separate classes of Restricted American Depositary Receipts evidencing the Ordinary Shares ("RESTRICTED ORDINARY ADRS") and Preference Shares ("RESTRICTED PREFERENCE ADRS" and together with the Restricted Ordinary ADRs, the "RESTRICTED ADRS"), respectively, to be issued to such persons pursuant to the preceding sentence.

At the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(d) and any cash to be paid in lieu of fractional Restricted ADRs or fractional Farnell ADRs to which such holder is entitled pursuant to Section 1.6(f), upon surrender of a Certificate (as defined in Section 1.6(b)). For purposes of this Agreement, "FOUNDER SHAREHOLDERS" means the holders of Shares listed on Schedule 1.4(a) hereto, and "FOUNDER SHARES" means the number of outstanding Shares held by the Founder Shareholders immediately prior to the Effective Time.

          (b) ADJUSTMENTS TO PRESERVE TAX TREATMENT. If either (i) the tax opinion of Farnell's tax counsel referred to in Section 8.2(e) cannot be rendered (as reasonably determined by such counsel) or (ii) the tax opinion of the Company's tax counsel referred to in Section 8.3(c) cannot be rendered (as reasonably determined by such counsel), in either case as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), then, the amount of Cash Consideration per Share payable with respect to non-Dissenting Shares shall be reduced (the "CASH REDUCTION AMOUNT") to the minimum extent necessary, and the number of shares constituting the Preference Share Consideration per Share payable with respect to non-Dissenting Shares shall be increased by an amount equal to the Cash Reduction Amount divided by the fair market value of a Preference Share at the Effective Time, to enable the relevant tax opinion or opinions, as the case may be, to be rendered (such reduction and increase to be finally calculated and made as soon as practicable after the 10th day following the Company

Shareholder Meeting); PROVIDED, HOWEVER, that (x) in no event shall there be an adjustment under this Section 1.4(b) to the extent that such adjustment would result in the aggregate fair market value of the Stock Consideration at the Effective Time payable with respect to non-Dissenting Shares constituting more than 45% of the aggregate fair market value of the consideration payable to all holders of Shares at the Effective Time, including holders of Dissenting Shares and (y) Farnell will not be required to issue a number of Preference Shares which would cause the aggregate liquidation preference of all Preference Shares issued in connection with the Merger to exceed $800 million. The parties will seek to agree as to whether any adjustment is necessary under this Section 1.4(b) and, if any such adjustment is to be made, the terms thereof. If the parties fail to reach an agreement, they shall select a qualified independent investment banking firm (mutually acceptable to the parties) to determine the fair market value of the Preference Shares, which determination shall be final and binding on both parties and shall be used to determine any adjustment under this Section 1.4(b). If an adjustment is required under this Section 1.4(b), then as soon as practicable after the 10th day following the Company Shareholder Meeting, the adjustment of the Cash Consideration and Preference Share Consideration shall be determined, and Farnell shall issue a press release announcing in reasonable detail the results of such determination.

          SECTION 1.5. SHARES OF DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by a shareholder who shall not have voted such Shares in favor of the adoption of the Merger and who shall have timely delivered a written demand for the payment of the fair cash value of such Shares in the manner provided in Section 1701.85 of the OGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive payment of the fair cash value of such Shares in accordance with the provisions of
Section 1701.85 of the OGCL; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for payment of the fair cash value of such Shares (with the consent of the Surviving Corporation by action of its directors), (ii) if any holder of Dissenting Shares fails to comply with such Section 1701.85 (unless the Surviving Corporation by action of its directors waives such failure), (iii) if Farnell abandons or is finally enjoined or prevented from carrying out, or the holders of Shares rescind their adoption of, the Merger or (iv) if the Surviving Corporation and any holder of Dissenting Shares will not have come to an agreement as to the fair cash value of such holder's Dissenting Shares, and neither such holder of Dissenting Shares nor the Surviving Corporation has filed or joined in a petition demanding a determination of the value of all Dissenting Shares within the period provided in Section 1701.85 of the OGCL, the right and obligation of such holder or holders (as the case may be) to receive such fair cash value shall terminate, and, subject to applicable law, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without any interest thereon, the components of the Merger Consideration in such form and amounts as determined by Farnell in its sole discretion. Holders of Shares who have perfected statutory rights with respect to Dissenting Shares as aforesaid shall not be paid as provided in this Agreement, and shall have only have such rights as are provided by Section 1701.85 of the OGCL with respect to such Shares. The Company shall give Farnell
(i) prompt notice of any notice or demands for payment for Dissenting Shares pursuant to Section 1701.85 of the OGCL received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, without the prior written consent of Farnell, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

          SECTION 1.6. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. At the Effective Time, Merger Subsidiary and the Surviving Corporation shall deposit the Cash Consideration and Farnell or Merger Subsidiary shall make available, as needed (or cause each Person acting as a depositary under each deposit agreement relating to Ordinary Share ADRs, Preference Share ADRs, Restricted Ordinary ADRs and Restricted Preference ADRs to make available) the Stock Consideration and any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(d) and, from and after the Effective Time, as needed, the Surviving Corporation shall deposit cash for payment in lieu of fractional Restricted ADRs or fractional Farnell ADRs with National City Bank acting as exchange agent or such other bank or trust company as Farnell and the Company may agree (the "EXCHANGE AGENT"), for the benefit of the holders of Shares (other than Dissenting Shares), for exchange in accordance with this Article I through the Exchange Agent; PROVIDED that the Surviving Corporation shall direct the investment of any cash held by the Exchange Agent and shall be paid any investment return on a daily basis.

          (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, Farnell shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (other than Dissenting

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Shares) (the "CERTIFICATES") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Restricted ADRs, Farnell ADRs and cash.

          (c) EXCHANGE OF CERTIFICATES. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other customary documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor an Ordinary Share ADR representing that number of whole Ordinary Shares, if any, which such holder has the right to receive pursuant to this Article 1, a Preference Share ADR representing that number of whole Preference Shares, if any, which such holder has the right to receive pursuant to this Article 1 (PROVIDED that if such Person is a Founder Shareholder or a Rule 145 Affiliate, such Person shall receive certificates evidencing Restricted ADRs in lieu of the Farnell ADRs), and a check in the amount equal to the cash which such holder has the right to receive pursuant to this Article 1 (including any cash in lieu of any fractional Restricted ADRs or fractional Farnell ADRs to which such holder is entitled pursuant to Section 1.6(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(d)) and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the applicable Merger Consideration, cash in lieu of any fractional Restricted ADRs or fractional Farnell ADRs to which such holder is entitled pursuant to Section 1.6(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(d) may be issued to a transferee only if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.6, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the Shares formerly represented thereby, cash in lieu of any fractional Restricted ADRs or fractional Farnell ADRs to which such holder is entitled pursuant to Section 1.6(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(d).

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Farnell Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Farnell Shares represented thereby, and no cash payment in lieu of any fractional Restricted ADRs or fractional Farnell ADRs shall be paid to any such holder pursuant to
Section 1.6(f), until the holder of such Certificate shall surrender such Certificate. Farnell Shares issued in the Merger will not rank for the final dividend (the "1996 Dividend") of Farnell to be declared in respect of the year ending January 28, 1996 and holders of Farnell Shares (or Restricted ADRs or Farnell ADRs representing such Farnell Shares) shall not be entitled to such dividend. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Restricted ADRs and whole Farnell ADRs issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Restricted ADR or fractional Farnell ADR to which such holder is entitled pursuant to Section 1.6(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid (other than the 1996 Dividend) with respect to such whole Restricted ADRs and whole Farnell ADRs, and (ii) at the appropriate payment date, the amount of dividends (other than the 1996 Dividend) or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Restricted ADRs and whole Farnell ADRs.

          (e) NO FURTHER RIGHTS IN SHARES. All Restricted ADRs or Farnell ADRs issued or cash paid upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.6(d) or (f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

          (f) NO FRACTIONAL RESTRICTED ADRS OR FARNELL ADRS. No certificates or scrip representing fractional Restricted ADRs or fractional Farnell ADRs shall be issued upon the surrender for exchange of Certificates, and such fractional Restricted ADRs or fractional Farnell ADR interests will not entitle the owner thereof to vote or to any other rights of a shareholder or ADR holder of Farnell. Each holder of a fractional Restricted ADR interest or fractional Farnell ADR interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii)(x) in the case of fractional

Restricted Ordinary ADRs or fractional Ordinary Share ADRs $20.142 or (y) in the case of fractional Restricted Preference ADRs or fractional Preference Share ADRs $25.00. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify the Surviving Corporation, and the Surviving Corporation shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms of Sections 1.6(b), (c) and (d).

          (g) RETURN OF UNCLAIMED MERGER CONSIDERATION. Any portion of the Merger Consideration together with any dividends or other distributions payable pursuant to Section 1.6(d) and cash for payment in lieu of fractional Restricted ADRs or fractional Farnell ADRs deposited with the Exchange Agent that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Surviving Corporation for payment of the Cash Consideration and to Farnell for payment of the Stock Consideration. Any amounts remaining unclaimed by holders of Shares five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (h) MERGER CONSIDERATION FOR DISSENTING SHARES. Any portion of the Merger Consideration together with any dividends or other distributions payable pursuant to Section 1.6(d) and cash for payment in lieu of fractional Restricted ADRs or fractional Farnell ADRs deposited with the Exchange Agent to pay for Dissenting Shares for which the right to receive a payment pursuant to Section 1701.85 of the OGCL shall have been perfected shall be returned to the Surviving Corporation, upon demand.

          (i) NO LIABILITY. None of the Exchange Agent, Farnell nor the Surviving Corporation shall be liable to any holder of Shares for any Restricted ADRs, Farnell ADRs (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

          (j) WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation.

          (k) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond or other form of security, in such reasonable amount or form as the Surviving Corporation may reasonably direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional Restricted ADRs or fractional Farnell ADRs to which the holder thereof is entitled pursuant to Section 1.6(f) and any dividends or other distributions to which the holder thereof is entitled pursuant to this Agreement.

          (l) ALLOTMENT OF FARNELL SHARES. In consideration of and in exchange for the issuance to Farnell by the Surviving Corporation of such number of shares of common stock of the Surviving Corporation as Farnell shall specify and in consideration of the cancellation of the Shares, Farnell shall allot Farnell Shares represented by share certificates, Restricted ADRs or Farnell ADRs to be issued in the Merger to the Exchange Agent on behalf of the Persons entitled thereto for the purpose of giving effect to the conversion and exchange referred to in this Article 1.

          SECTION 1.7. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Farnell for any reason shall be canceled and exchanged for the consideration provided for in, and in accordance with the procedures set forth in, this Article 1.

          SECTION 1.8. STOCK OPTIONS. (a) Immediately prior to the Effective Time, each outstanding director or employee stock option to purchase Shares granted under any director or employee stock option or compensation plan or arrangement of the Company whether or not then vested or exercisable, shall be canceled and converted into the right to receive from the Company an amount determined by multiplying (i) the excess, if any, of $34.00 per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time, less any withholding required by applicable law; PROVIDED, HOWEVER, that such payment shall not be made to a holder of options unless such payment shall be in full satisfaction of all rights of such holder under such options.

          (b) Prior to the Effective Time, the Company shall (i) use its reasonable best efforts to obtain any consents from holders of options to purchase Shares granted under the Company's stock option or compensation plans or arrangements and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clauses (i) or
(ii), are necessary to give effect to the transactions contemplated by Section 1.8(a). Notwithstanding any other provision of this Section, payment may be withheld in respect of any employee or director stock option until necessary consents are obtained.


                                    ARTICLE 2

                            THE SURVIVING CORPORATION

          SECTION 2.1. CERTIFICATE OF INCORPORATION; NAME OF SURVIVING CORPORATION. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time attached hereto as Exhibit 2.1 shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be changed to "Premier Farnell Corp."

          SECTION 2.2. BYLAWS. The bylaws of Merger Subsidiary attached hereto as Exhibit 2.2 in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 2.3. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

          SECTION 2.4. PRINCIPAL OFFICE. The principal office of the Surviving Corporation in Delaware, the State in which the Surviving Corporation exists, is: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19805.

          SECTION 2.5. CONSENT TO SERVICE OF PROCESS. The Surviving Corporation consents to be sued and served with process in the State of Ohio, and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in such State to enforce against the Surviving Corporation any obligation of any constituent corporation in the Merger or to enforce the rights of a dissenting shareholder of the Company.

          SECTION 2.6. QUALIFICATION AS A FOREIGN CORPORATION. It is desired that the Surviving Corporation transact business in the State of Ohio as a foreign corporation from and after the Effective Time. The statutory agent of the Surviving Corporation within the State of Ohio from and after the Effective Time shall be CT Corporation System, 441 Vine Street, Cincinnati, Ohio, 45202, and any process, notice or demand may be served upon such statutory agent or the Secretary of State of the State of Ohio.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          The Company represents and warrants to Farnell that:

          SECTION 3.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all corporate power and authority required to own, operate and lease its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and (with respect to jurisdictions which recognize the concept of "good standing"), is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore delivered to Farnell true and complete copies of the Company's amended articles of incorporation and regulations as currently in effect. As used herein, "COMPANY MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.6) taken as a whole.

          SECTION 3.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the adoption of this Agreement by a majority vote of the Company's stockholders, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

          SECTION 3.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company will not require the Company to obtain any consent, approval or authorization, or to make any filing with or give any notification to, any governmental or regulatory body, agency, official or authority other than (a) the filing of Delaware Certificate of Merger and the Ohio Certificate of Merger in accordance with Delaware Law and the OGCL, respectively; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"); (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "EXCHANGE ACT") (including the filing of the Proxy Statement referred to in Section 5.2), state securities or blue sky laws and the rules and regulations of the New York Exchange ("NYSE");
(d) compliance with any applicable requirements of the United Kingdom's Fair Trading Act 1973; (e) compliance with any applicable requirements of the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschrdnkungen -
GWB) (the "GERMAN COMPETITION LAW"); and (f) where the failure to obtain such consents, approvals, authorization or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent the Company from performing its obligations under this Agreement or consummating the Merger and would not have a Company Material Adverse Effect.

          SECTION 3.4. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) (subject to the shareholders approval referred to in Section 3.2) contravene or conflict with the amended articles of incorporation or regulations of the Company, (b) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree in effect as of the date of this Agreement and binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a breach of, or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries (other than Liens created in connection with the financing referred to in Section 4.15 obtained by Farnell and the Merger Subsidiary in connection with the Merger or otherwise created by Farnell and the Merger Subsidiary in connection with the Merger), except for such conflicts or violations described in clause (b) or breaches, defaults, rights of termination, cancellation or acceleration, loss of any benefits, or Liens described in clause (c) or (d) that would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          SECTION 3.5. CAPITALIZATION. The authorized capital stock of the Company consists of (i) 100,000,000 Shares and (ii) 1,500,000 shares of serial preferred stock, without par value ("PREFERRED STOCK"). As of January 18, 1996, there were issued or granted (i) no shares of Preferred Stock, (ii) 87,076,326 Shares, 4,872,628 of which were held in the treasury of the Company, and (iii) employee and director stock options to purchase an aggregate of 1,310,016 Shares (of which options to purchase an aggregate of 15,817 Shares were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5 and except for changes since January 18, 1996 resulting from the exercise of employee or director stock options outstanding on such date, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (a), (b) and (c) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no restrictions upon the voting or transfer of any Shares pursuant to the amended articles of incorporation or regulations as in full force and effect on the date of this Agreement.

          SECTION 3.6. SUBSIDIARIES. (a) Each Subsidiary of the Company is a corporation duly organized, validly existing and (with respect to jurisdiction which recognize the concept of "good standing") in good standing under the laws of its jurisdiction of incorporation, has all corporate power and authority required to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and (with respect to jurisdictions which recognize the concept of "good standing") is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, a "SUBSIDIARY" of any Person means any corporation or other entity (including a partnership, limited partnership, limited liability company or joint venture) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

          (b) Except for directors' qualifying shares and other similar holdings, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien (other than Liens imposed by foreign law which are not material (and of which the Company is not aware)) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

          SECTION 3.7.   SEC FILINGS.  (a)  The Company has delivered to Farnell
(i) its annual reports on Form 10-K for its fiscal years ended   May 31, 1993,
1994 and 1995, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended August 31, 1995, and November 30, 1995, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since June 1, 1993, and (iv) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since June 1, 1993 (collectively, the "SEC REPORTS").

          (b) As of its filing date, each SEC Report filed pursuant to the Exchange Act (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the requirements of the Exchange Act.

          (c) The Company is eligible to use Securities Act Form S-3 for the filing of a Registration Statement under the Securities Act.

          (d) All reports, statements or schedules filed by the Company with the SEC under the Exchange Act (other than the Proxy Statement) after the date hereof (i) will not, as of its filing date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the requirements of the Exchange Act.

          SECTION 3.8. FINANCIAL STATEMENTS. Each of the consolidated balance sheets of the Company included in or incorporated by reference in the annual reports on Form 10-K and the quarterly reports on Form 10-Q included in the SEC Reports (including the related notes and schedules), as amended or supplemented by any subsequent SEC Reports filed with the SEC prior to the date hereof, presents fairly (or in the case of any Form 10-K or Form 10-Q filed after the date hereof will present fairly), in all material respects, the consolidated financial position of the Company and its subsidiaries as of its date, and each of the consolidated statements of earnings, shareholders' equity and cash flows of the Company included in or incorporated by reference into such SEC Reports (including any related notes and schedules) presents fairly (or in the case of any Form 10-K or Form 10-Q filed after the date hereof, will present fairly), in all material respects, the results of operations, shareholders' equity and cash flows of the Company as of or for the periods set forth therein (subject to normal year-end adjustments in the case of any unaudited interim financial statements), in each case in conformity with U.S. generally accepted accounting principles applied on a consistent basis, except as may be indicated in the notes thereto. For purposes of this Agreement, "BALANCE SHEET" means the consolidated balance sheet of the Company and its Subsidiaries as of May 31, 1995 incorporated by reference into the Company's annual report on Form 10-K for the fiscal year ended May 31, 1995 (the "COMPANY 10-K") and "BALANCE SHEET DATE" means May 31, 1995.

          SECTION 3.9. DISCLOSURE DOCUMENTS. (a) None of the information to be provided by the Company for inclusion or incorporation by reference in the Registration Statement (as defined in Section 6.8) or the Proxy Statement (or any amendment or supplement thereto) will, (i) on the date the Proxy Statement (or such amendment or supplement) is first mailed to the shareholders of the Company, (ii) at the time the Registration Statement (or such amendment or supplement) becomes effective or (iii) at the time of the Company Shareholder Meeting (as amended or supplemented prior to such time, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) None of the information to be provided by the Company for inclusion or incorporation by reference in the UK Disclosure Document (as defined in Section 6.7), (or any amendment or supplement thereto) will, (i) on the date the UK Disclosure Document (or such amendment or supplement) is first mailed to the shareholders of Farnell, (ii) on the last day for acceptance and payment under the Rights Offering (as amended or supplemented prior to such time, if applicable) or (iii) at the time of the Company Shareholder Meeting (as amended or supplemented prior to such time, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (c) The representations and warranties contained in this Section 3.9 will not apply to statements or omissions included in the Registration Statement, Proxy Statement or UK Disclosure Document based upon information furnished to the Company by Farnell for use therein.

          SECTION 3.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Reports filed with the SEC prior to the date of this Agreement or as contemplated by this Agreement, from the Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Shares not in excess of $0.125 per Share per quarter and having customary record and payment dates), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than shares acquired by the Company in whole or partial satisfaction of the exercise price of any employee or director stock options);

          (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

          (d) except as set forth in the disclosure letter dated the date of this Agreement (the "DISCLOSURE LETTER"), any making of any loan, advance or capital contributions to or investment in any Person other than employee relocation loans or advances or loans, advances or capital contributions to or investments in wholly-owned Subsidiaries or other foreign Subsidiaries of the Company which are wholly owned but for nominee shareholders required by foreign law, in each case, made in the ordinary course of business consistent with past practices; or

          (e) (i) any grant of any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries,
     (ii) any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) entered into with any director, officer or employee of the Company or any of its Subsidiaries,
     (iii) any increase in benefits payable under any existing severance or termination pay policy or employment agreement or (iv) any increase in any compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in the case of (i) through (iv) other than in the ordinary course of business consistent with past practice.

          SECTION 3.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

          (a) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its subsidiaries at November 30, 1995 (the "INTERIM BALANCE SHEET DATE");

          (b) liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date, which individually or in the aggregate, do not have, and are not reasonably likely to have, a Company Material Adverse Effect;

          (c) other liabilities the presence of which, individually or in the aggregate, do not have, and are not reasonably likely to have, a Company Material Adverse Effect; and

          (d) liabilities incurred in connection with this Agreement and the Merger.

          SECTION 3.12.  LITIGATION.   Except as set forth in the Company 10-K
and the Company's quarterly report on Form 10-Q for the quarterly period ended November 30, 1995, as of the date of this Agreement, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets, properties or business before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

          SECTION 3.13.  TAXES.    The Company and its Subsidiaries have
prepared in good faith and timely filed, or caused to be timely filed, all federal, state, local and foreign income, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate, as applicable, individually or in the aggregate with any other failure or misrepresentation under this Section 3.13, would not result in a Company Material Adverse Effect. The Company and each Subsidiary of the Company have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, interest, additions to tax and penalties owing by the Company or any of its Subsidiaries, except for inadequately reserved taxes, interest, additions or penalties that would not, individually or in the aggregate with any other failure or misrepresentation under this Section 3.13, result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any action or proceeding, nor, to the knowledge of the Company, is any such action or proceeding threatened, by any taxing authority for the assessment or collection of any taxes, and no deficiency notices or reports have been received by the Company or any of its Subsidiaries in respect of any deficiencies for any tax, assessment or government charges, except for any such actions, proceedings or deficiencies which are not, individually or in the aggregate with any other failure or misrepresentation under this Section 3.13, reasonably likely to result in a Company Material Adverse Effect. Except as previously disclosed to Farnell in writing, as of the date of this Agreement the Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due, which extension or waiver is still in effect. The Company and each Subsidiary of the Company have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, interest, additions to tax and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company and its Subsidiaries, except for inadequately reserved taxes, interest, additions or penalties that would not, individually or in the aggregate with any other failure or misrepresentation under this Section 3.13, result in a Company Material Adverse Effect. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1991. As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever. Neither the Company's shares of capital stock nor the shares of capital stock of any Subsidiary of the Company are "UNITED STATES REAL PROPERTY INTERESTS" within the meaning of Section 897 of the Code.

          SECTION 3.14.  ERISA.   (a)  The Company shall make available to
Farnell as soon as practicable after the date hereof (i) a list identifying each "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (A) is subject to any provision of ERISA and (B) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability, and (ii) copies of such plans (and, if applicable, related trust agreements) and all amendments thereto, together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. The Company has previously furnished to Farnell the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "EMPLOYEE PLANS". For purposes of this Section, "AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an "EMPLOYEE PENSION BENEFIT PLAN" as defined in Section 3(2) of ERISA (the "PENSION PLANS") are identified as such in the list referred to above.

          (b) Except as disclosed in the SEC Reports (and actuarial statements and reports furnished to Farnell or its representative prior to the date of this Agreement) or as set forth in the Disclosure Letter (i) all Employee Plans are in compliance in all material respects with all applicable requirements of law, including ERISA and the Code, (ii) neither the Company nor any affiliate has any liabilities or obligations with respect to any such Employee Plans, whether accrued, contingent or otherwise, nor to the knowledge of the Company, are any liabilities or obligations reasonably likely to be incurred other than those which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and (iii) neither the Company nor any affiliate is a party to any contract under which, after giving effect to the Merger, Farnell or the Surviving Corporation would be obligated to make any "parachute" payment within the meaning of Section 280G of the Code that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code. Except as described in the Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, program, policy or agreement or any trust, loan or funding arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, obligation to fund benefits with respect to any employee or subject the Company or any affiliate to any liability under Title I of ERISA or Section 4975 of the Code. The Company knows of no "reportable event", within the meaning of Section 4043 of

ERISA, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan other than a "reportable event" that is not reasonably likely to have a Company Material Adverse Effect.

          (c) Except as otherwise identified in the Disclosure Letter, no Employee Plan constitutes a "MULTIEMPLOYER PLAN", as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"), and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only Employee Plans that are subject to Title IV of ERISA (the "RETIREMENT PLANS") are identified in the Disclosure Letter. Except as set forth in the Disclosure Letter, if a "COMPLETE WITHDRAWAL" by the Company and all of its affiliates were to occur as of the Effective Time with respect to all Employee Plans which are Multiemployer Plans, neither the Company nor any affiliate would incur any material withdrawal liability under Title IV of ERISA.

          (d) The excess of the present value of the projected liability in respect of post-retirement health and medical benefits for retired employees of the Company and its affiliates, determined using assumptions reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code) does not in the aggregate exceed $10,000,000.

          (e) The Company shall make available to Farnell as soon as practicable after the date of this Agreement a list of (i) each employment contract or arrangement and each severance or other similar contract, arrangement or policy, in each case providing for current or future payments of at least $100,000 per recipient per year, or $1,000,000 in the aggregate per recipient, (ii) each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits or vacation benefits, (iii) each plan or arrangement providing for retirement benefits or for deferred compensation, profit-sharing or bonuses of at least $100,000 per recipient on an annual basis, and (iv) stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (C) covers any employee or former employee of the Company or any of its affiliates and provides for continuing Company or affiliate obligations from and after the date of this Agreement. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been or will be furnished to Farnell, are referred to collectively herein as the "BENEFIT ARRANGEMENTS". Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement, other than where any noncompliance, individually or in the aggregate, would not have a Company Material Adverse Effect.

          SECTION 3.15. COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any law, statute, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity except for violations which individually, or in the aggregate, have not had, and in the future are not reasonably likely to have, a Company Material Adverse Effect. The Company and its Subsidiaries have all material governmental licenses, authorizations, consents, approvals and permits required to own, operate and lease their properties and carry on their business as now conducted.

          SECTION 3.16. FINDERS' FEES. Except for Lazard Freres & Co. LLC and Lazard Brothers & Co., Limited, a copy of whose engagement agreement has been provided to Farnell, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from Farnell or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

          SECTION 3.17. ENVIRONMENTAL MATTERS. (a) Except as disclosed in writing to Farnell prior to the date of this Agreement:

          (i) no notice of violation or noncompliance or order has been issued by, no complaint has been filed with, no penalty has been assessed by, and no investigation or proceeding is pending or, to the knowledge of the Company threatened before, any court or governmental body, agency or official against, the Company or any Subsidiary with respect to any alleged violation of any Environmental Law the outcome of which is reasonably likely to have a Company Material Adverse Effect; and

          (ii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries owns or leases any real property in New Jersey or Connecticut.

          (b) Except for such noncompliance or liabilities that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries has complied with Environmental Laws, and there are no liabilities of the Company or any Subsidiary under any Environmental Laws.

          (c) "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, rules, permits, licenses, agreements and governmental restrictions, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants or other hazardous substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or other hazardous substances or wastes or the clean-up or other remediation thereof.

          SECTION 3.18. TRADEMARKS. The Company has provided Farnell with a list of all registered trademarks and service marks owned by or registered in the name of the Company or any of its Subsidiaries (collectively, the "TRADEMARKS"). The Company and its Subsidiaries own or possess adequate licenses or other rights to use all Trademarks necessary to permit the Company and its Subsidiaries to conduct their business as now conducted. No claim has been received as of the date of this Agreement which is pending or, to the knowledge of the Company, threatened to the effect that any of the Trademarks was or is invalid or unenforceable.

          SECTION 3.19. PRINCIPAL STOCKHOLDERS OF THE COMPANY. Except as disclosed in the SEC Reports filed with the SEC prior to the date of this Agreement or as set forth on the Disclosure Letter, to the knowledge of the Company, as of the date of this Agreement, no person beneficially owns five percent or more of the Shares.

          SECTION 3.20. VOTE REQUIRED. The adoption of this Agreement and the authorization of the Merger by the affirmative vote of the holders of Shares entitling such holders to exercise at least a majority of the voting power of the Shares (the "COMPANY SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby. No vote of shareholders of the Company is required to approve the execution, delivery or performance of the Voting Agreement dated as of the date hereof among Farnell and the other parties thereto (the "VOTING AGREEMENT") attached as Exhibit 3.20(1) or the

Shareholders Agreement dated as of the date hereof among Farnell and the other parties thereto (the "SHAREHOLDERS AGREEMENT") attached as Exhibit 3.20(2).

          SECTION 3.21. INAPPLICABILITY OF CERTAIN OHIO LAWS. None of (i) the provisions of Section 1701.831 of the OGCL or (ii) the provisions of Chapter 1704 of the Ohio Revised Code in any way restricts or prohibits the consummation of the transactions contemplated by this Agreement, including the Merger, the Voting Agreement or the Shareholders Agreement.

          SECTION 3.22. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Lazard Freres & Co. LLC, dated January 22, 1996, to the effect that, as of January 22, 1996, the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                        OF FARNELL AND MERGER SUBSIDIARY

          Each of Farnell and Merger Subsidiary represents and warrants to the Company that:

          SECTION 4.1. CORPORATE EXISTENCE AND POWER. Farnell is duly incorporated and validly existing under English law, and has all corporate power and authority required to own, operate and lease its properties and carry on its business as now conducted. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate power and authority required to own, operate and lease its properties and to carry on its business as now conducted. Each of Farnell and Merger Subsidiary is duly qualified to do business as a foreign corporation and (with respect to jurisdictions which recognize the concept of "good standing") is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Farnell Material Adverse Effect. As used herein, "FARNELL MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, business, assets or results of operations of Farnell and its Subsidiaries taken as a whole. Farnell has heretofore delivered to the Company true and complete copies of Farnell's memorandum and articles of association and the Merger Subsidiary's certificate of incorporation and bylaws, in each case, as currently in effect.

          SECTION 4.2. CORPORATE AUTHORIZATION. The execution, delivery and performance by each of Farnell and Merger Subsidiary of this Agreement and by Farnell of the Voting Agreement and the Shareholders Agreement and the consummation by each of Farnell and Merger Subsidiary of the transactions contemplated hereby and thereby are within each of their corporate powers. This Agreement and the consummation by each of Farnell and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of Farnell and Merger Subsidiary and by Farnell as the sole stockholder of Merger Subsidiary, and no other corporate proceedings on the part of Farnell or Merger Subsidiary are required to authorize this Agreement, the allotment and issuance of the Stock Consideration, the amendments to the articles of association of Farnell set forth in Exhibit 1.4 hereto or the Merger or the consummation of the other transactions contemplated hereby, other than the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of Farnell, by special resolution and approval by the Board of Directors of Farnell for the allotment and allocation of the Convertible Stock Units (as defined in Section 4.15), the Rights Offering Shares (as defined in Section 4.15) and Farnell Shares. This Agreement constitutes a valid and binding agreement of each of Farnell and Merger Subsidiary.

          SECTION 4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by each of Farnell and Merger Subsidiary of this Agreement and the consummation of the Merger by each of Farnell and Merger Subsidiary will not require Farnell or the Merger Subsidiary to obtain any consent, approval or authorization, or to make any filing with or notification to, any governmental or regulatory body, agency, official or authority other than (a) the filing of the Delaware Certificate of Merger and the Ohio Certificate of Merger in accordance with Delaware Law and the OGCL, respectively; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Exchange Act; (d) compliance with any applicable requirements of the Securities Act (including the filing of the Registration Statement), any applicable requirements of any state securities or blue sky laws and the rules and regulations of the NYSE; (e) compliance with any applicable requirements of the London Stock Exchange ("LSE") or the UK Financial Services Act 1986 (including the filing of the UK Disclosure Document); (f) compliance with any applicable requirements of the United Kingdom's Fair Trading Act 1973;
(g) compliance with any applicable requirements of the

German Competition Law; and (h) where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Farnell from performing its obligations under this Agreement or consummating the Merger and would not have a Farnell Material Adverse Effect.

          SECTION 4.4. NON-CONTRAVENTION. The execution, delivery and performance by each of Farnell and the Merger Subsidiary of this Agreement and the consummation by each of Farnell and the Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene or conflict with the memorandum and articles of association of Farnell (subject to the shareholders approval referred to in Section 4.2) or the certificate of incorporation or bylaws of Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 4.3 contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree in effect as of the date of this Agreement and binding upon or applicable to Farnell or any of its Subsidiaries, (c) constitute a breach of, or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Farnell or any of its Subsidiaries or to a loss of any benefit to which Farnell or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Farnell or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Farnell or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of Farnell or any of its Subsidiaries (other than Liens created in connection with the financing referred to in Section 4.15 obtained by Farnell and Merger Subsidiary in connection with the Merger or otherwise created by Farnell and Merger Subsidiary in connection with the Merger), except for such conflicts or violations described in clause
(b) or breaches, defaults, rights of termination, loss of any benefits, cancellation or acceleration or Liens described in clause (c) or (d) that would not, individually or in the aggregate, have a Farnell Material Adverse Effect.

          SECTION 4.5. CAPITALIZATION. (a) The authorized capital stock of Farnell consists of 272,000,000 Ordinary Shares. As of January 12, 1996, there were 136,480,556 Ordinary Shares in issue (none of which are held in the treasury of Farnell) and outstanding employee share options to subscribe for an aggregate of 2,125,500 Ordinary Shares (of which options to subscribe for an aggregate of 243,000 Ordinary Shares were exercisable). All issued ordinary share capital of Farnell has been duly authorized and validly issued and are fully paid. Except as set forth in this Section 4.5 or as contemplated by this Agreement or the

Rights Offering and except for changes since January 12, 1996 resulting from the exercise of employee share options outstanding on such date, there are (i) no other issued shares or other voting securities of Farnell, (ii) no securities of Farnell convertible into or exchangeable for shares or voting securities of Farnell, and (iii) no options or other rights to acquire from Farnell, and no obligation of Farnell to issue, any shares, voting securities or securities convertible into or exchangeable for shares or voting securities of Farnell (the items in clauses (i), (ii) and (iii) being referred to collectively as the "FARNELL SECURITIES"); there are no outstanding obligations of Farnell or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Farnell Securities. There are no restrictions upon the voting or transfer of any Farnell Shares except as set forth in the memorandum and articles of association of Farnell as in full force and effect on the date of this Agreement.

          (b) The allotment and issuance of the Stock Consideration will comply with the Companies Act 1985, the UK Financial Services Act 1986, the rules and requirements of the LSE, the Listing Rules of the LSE, the rules and requirements of the NYSE, the Securities Act and all other applicable laws, rules and regulations of the United Kingdom and the United States (including federal and state securities and "blue sky" laws, rules and regulations), and the Stock Consideration will, upon issuance, be free and clear of all Liens and the Farnell Ordinary Shares will rank PARI PASSU in all respects with the existing Ordinary Shares of Farnell, except that they will not rank for the 1996 Dividend.

          SECTION 4.6. SUBSIDIARIES. (a) Each Subsidiary of Farnell is a corporation, duly organized, validly existing and (with respect to jurisdictions which recognize the concept of "good standing") in good standing under the laws of its jurisdiction of incorporation and has all corporate power and authority required to own, operate and lease its properties and carry on its business as now conducted and is duly qualified to do business as a foreign corporation and (with respect to jurisdictions which recognize the concept of "good standing") in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Farnell Material Adverse Effect.

          (b) Except for directors' qualifying shares and other similar holdings, all of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Farnell, is owned by Farnell, directly or indirectly, free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests and free of any rights of third parties to acquire the voting securities of any of its Subsidiaries.

          SECTION 4.7. PRIOR UK DISCLOSURES. (a) With respect to each document (a "PRIOR UK DOCUMENT") issued and each announcement (a "PRIOR UK ANNOUNCEMENT" and, all Prior UK Announcements collectively with all Prior UK Documents, the "PRIOR UK DISCLOSURE") filed with the LSE by Farnell since February 1, 1992 (and except as disclosed in any subsequent Prior UK Document or Prior UK Announcement issued or made prior to the date hereof), all statements of fact contained therein which are material in the context of the Merger and the Rights Offering were when made and are at the date hereof true and accurate in all material respects and all statements of opinion, intention and expectation expressed therein which are material in the context of the Merger and the Rights Offering were when made and are on the date hereof fairly and reasonably held and none of such statements were or are rendered incorrect or misleading in any material respect by the omission of any fact or matter.

          (b) With respect to each document issued and each announcement filed with the LSE by Farnell after the date hereof (other than the UK Disclosure Document) all statements of fact contained therein which are material in the context of the Merger and the Rights Offering will be when made true and accurate in all material respects and all statements of opinion, intention and expectation expressed therein which are material in the context of the Merger and the Rights Offering will be when made fairly and reasonably held and none of such statements will be when made rendered incorrect or misleading in any material respect by the omission of any fact or matter.

          SECTION 4.8. FINANCIAL STATEMENTS. The audited consolidated financial statements of Farnell and its Subsidiaries included in its annual reports delivered to its shareholders for the fiscal years ended January 31, 1993, January 30, 1994 and January 29, 1995 have been prepared in accordance with accounting principles generally accepted in the United Kingdom applied on a consistent basis (except as may be indicated in the notes thereto) and give a true and fair view of the state of affairs and profits of Farnell and its Subsidiaries as of the dates thereof and for the periods then ended. The financial information contained in the interim unaudited statements of the results of operations of Farnell and its Subsidiaries for the six months ended July 31, 1995 have been prepared with all due care and attention and in accordance with accounting principles generally accepted in the United Kingdom or practice consistent with those used in the preparation of the audited consolidated accounts of Farnell and its Subsidiaries insofar as appropriate in the preparation of an interim unaudited statement. For purposes of this Agreement, "FARNELL BALANCE SHEET" means the consolidated balance sheet of Farnell and its Subsidiaries as of January 29, 1995 set forth in Farnell's annual report sent to shareholders for such year (the "ANNUAL REPORT") and "FARNELL BALANCE SHEET DATE" means January 29, 1995.

          SECTION 4.9. DISCLOSURE DOCUMENTS. (a) None of the information to be provided by Farnell for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement (or any amendment or supplement thereto) will, (i) on the date the Proxy Statement (or such amendment or supplement) is first mailed to the shareholders of the Company, (ii) at the time the Registration Statement (or such amendment or supplement) becomes effective or (iii) at the time of the Company Shareholder Meeting (as amended or supplemented prior to such time, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (b) None of the information included or incorporated by reference in the UK Disclosure Document (or any amendment or supplement thereto) will, (i) on the date the UK Disclosure Document (or such amendment or supplement) is first mailed to the shareholders of Farnell, (ii) on the last day for acceptance and payment under the rights issue being made by Farnell (as amended or supplemented prior to such time, if applicable) or (iii) at the time of the Company Shareholder Meeting (as amended or supplemented prior to such time, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The UK Disclosure Document will contain all information required to comply in all material respects with all statutory and other legal provisions of the United Kingdom, the rules and requirements of the LSE and the Listing Rules of the LSE.

          (c) The representations and warranties contained in this Section 4.9 will not apply to statements or omissions included in the Registration Statement, Proxy Statement or UK Disclosure Document based upon information furnished to Farnell by the Company for use therein.

          SECTION 4.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Prior UK Disclosure made prior to the date of this Agreement, copies of which have been furnished by Farnell to the Company or as contemplated by this Agreement, from the Farnell Balance Sheet Date to the date of this Agreement, Farnell and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence or development of a state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have, a Farnell Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Farnell (other than regular annual and interim dividends), or any repurchase, redemption or other acquisition by Farnell or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Farnell or any of its Subsidiaries; or

          (c) any amendment of any material term of any outstanding security of Farnell or any of its Subsidiaries.

          SECTION 4.11. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities of Farnell or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than

          (a) liabilities provided for in the consolidated balance sheet of Farnell included in the interim accounts for the six months ended July 31, 1995;

          (b) liabilities incurred since July 31, 1995 which, individually or in the aggregate, do not have, and are not reasonably likely to have, a Farnell Material Adverse Effect;

          (c) other liabilities the presence of which, individually or in the aggregate, do not have, and are not reasonably likely to have, a Farnell Material Adverse Effect; and

          (d) liabilities incurred in connection with this Agreement, the Merger and the financing for the Merger.

          SECTION 4.12. LITIGATION. Except as disclosed in the Prior UK Disclosure, as of the date of this Agreement, there is no action, suit, claim, investigation or proceeding pending against or, to the knowledge of Farnell, threatened against or affecting Farnell or any of its Subsidiaries or any of their respective assets, properties or business before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, is reasonably likely to have a Farnell Material Adverse Effect.

          SECTION 4.13. COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in the Prior UK Disclosure, neither Farnell nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any law, statute, ordinance, regulation, judgment, order, decree, license or permit of any governmental entity except for violations which individually, or in the aggregate, have not had, and in the future are not reasonably likely to have, a Farnell Material Adverse Effect. Farnell and its Subsidiaries have all material governmental licenses, authorizations, consents and approvals required to operate, own and lease their properties and carry on their business as now conducted.

          SECTION 4.14. MERGER SUBSIDIARY. The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, the Merger Subsidiary has not incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

          SECTION 4.15. FINANCING. Farnell and the Merger Subsidiary intend to finance the Merger from its and the Company's existing cash resources and the proceeds of (i) a rights offering and (ii) a medium term loan facility.
Attached hereto as Schedule 4.15 are copies of (a) an underwriting agreement dated January 23, 1996 among Farnell, Farnell Finance PLC and NatWest Markets Corporate Finance Limited ("NATWEST MARKETS"), pursuant to which NatWest Markets has agreed to underwrite the Rights Offering to Farnell's shareholders, consisting of 64,648,684 units of convertible unsecured loan stock ("CONVERTIBLE STOCK UNITS") in Farnell Finance PLC, a wholly owned subsidiary of Farnell (each unit of which is automatically convertible into one new Ordinary Share of 5p. each (the "RIGHTS OFFERING SHARES") of Farnell), (the "RIGHTS OFFERING") and
(b) a Credit Agreement ("CREDIT AGREEMENT") dated January 23, 1996 among Farnell, Merger Subsidiary, certain other Subsidiaries of Farnell and National Westminster Bank plc, with respect to the medium term loan facility.

          SECTION 4.16. FINDERS' FEES. Except for Gleacher NatWest Inc., whose fees will be paid by Farnell, and the fees of Lazard Freres & Co. LLC and Lazard Brothers & Co., Limited referred to in Section 3.16, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from Farnell or any of its affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 5

                            COVENANTS OF THE COMPANY

          The Company agrees that:

          SECTION 5.1. CONDUCT OF THE COMPANY. (a) From the date of this Agreement until the Effective Time, the Company shall and shall cause its Subsidiaries to conduct their respective businesses in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their respective business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, from the date of this Agreement until the Effective Time:

          (i) the Company will not adopt or propose any change in its amended articles of incorporation or regulations;

          (ii) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of assets of any other Person, except for acquisitions by the Company or any of its Subsidiaries of products to be held in inventory consistent with past practice;

          (iii) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

          (iv) the Company will not (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than regular quarterly cash dividends of $0.125), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof (other than the acquisition of shares surrendered in whole or partial satisfaction of the exercise price for any stock options outstanding on January 18, 1996 and properly exercised in accordance with their terms) or any rights, warrants or options to acquire any such shares or other securities;

          (v) the Company will not issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (other than the issuance of Shares upon the exercise of Company director or employee stock options outstanding on January 18, 1996 and in accordance with their terms on such date);

          (vi) the Company will not, and will not permit any of its Subsidiaries to, make or agree to make any new capital expenditure or expenditures in excess of $10,000,000 which have not been disclosed in writing to Farnell at least 5 days prior thereto or which are part of its current plans for such expenditures identified to Farnell prior to the date hereof;

          (vii) the Company will not, and will not permit any of its Subsidiaries to, make any material tax election or settle or compromise any material tax liability or refund or execute any extension or waiver of any statute of limitations on the assessment or collection of any federal income tax, and the Company will, and will cause its Subsidiaries to, use reasonable best efforts to consult with Farnell in respect of all other extensions or waivers of any statute of limitations on the assessment or collection of any other tax;

          (viii) the Company will not, and will not permit any of its Subsidiaries to (i) grant any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries, (ii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iii) increase benefits payable under any existing severance or termination pay policy or employment agreement or (iv) increase any compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, in the case of clauses (i) through (iv), other than in the ordinary course of business consistent with past practice; and

           (ix) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

          (b) The Company will cooperate with Farnell to make its cash and investments available to Farnell at the Effective Time for use in funding the Merger Consideration.

          SECTION 5.2. SHAREHOLDER MEETING; PROXY MATERIAL. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the authorization of the Merger. The directors of the Company shall, subject to their fiduciary duties as advised by counsel, recommend adoption of this Agreement and authorization of the Merger by the Company's shareholders. The Company will, in cooperation with Farnell, as promptly as practicable, prepare and file with the SEC a preliminary proxy statement in connection with the Merger and related transactions contemplated hereby (which Proxy Statement shall be combined with the Registration Statement) and will use its best efforts in cooperation with Farnell to respond to the comments of the SEC in connection therewith, furnish all information required to prepare the definitive Proxy Statement (the "PROXY STATEMENT") (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants) and cause the combined Proxy Statement and Registration Statement to be declared effective. The Company (a) will cause the Proxy Statement to be mailed to its shareholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies, (b) will use its best efforts (subject to the fiduciary duties, as advised by counsel, of its Board of Directors) to obtain the necessary adoption by its shareholders of this Agreement and the authorization of the Merger and (c) will otherwise comply with all legal requirements applicable to such meeting. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.2 (other than pursuant to clause (b)) shall not be altered by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

          SECTION 5.3. ACCESS TO INFORMATION. (a) From the date hereof until the Effective Time, the Company will give Farnell, its counsel, financial advisors, auditors and other authorized representatives full access during normal business hours and in a manner that does not unreasonably interfere with the ordinary business practices of the Company, to the offices, properties, books and records of the Company and the Subsidiaries, will furnish to Farnell, its counsel, financial advisors, auditors and other authorized representatives such financial, commercial and operating data and other data or information as such Persons may reasonably request and will instruct its appropriate employees, counsel and financial advisors to fully cooperate with Farnell in its investigation of the business and potential liabilities of the Company and the Subsidiaries; PROVIDED that such cooperation does not unreasonably interfere with the ordinary business practices of the Company; PROVIDED, FURTHER that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to Farnell hereunder; PROVIDED, FURTHER, that the parties shall cooperate, consistent with the legal obligations of the Company and without waiving any rights of the Company, to ensure that all data and information reasonably requested by Farnell hereunder shall be made available to Farnell.

          (b) All requests for information made pursuant to this Section shall be directed to one or more executive officers designated by the Company. All information obtained by Farnell or its advisors and representatives pursuant to this Section 5.3 shall be subject to the provisions of the letter agreement dated November 17, 1995 addressed to Farnell by the Company (the "CONFIDENTIALITY AGREEMENT").

          SECTION 5.4. NO SOLICITATION. (a) From the date hereof until the termination hereof, the Company will not and will cause its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries not to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries in each case to, any Person who is reasonably likely to be considering making, or has made, an Acquisition Proposal. The Company will promptly notify Farnell after receipt of any Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any such request for nonpublic information relating to the Company or any of its Subsidiaries or for such access to the properties, books or records of the Company or any of its Subsidiaries by any Person who is reasonably likely to be considering making, or has made, an Acquisition Proposal and will keep Farnell informed of the status of any such Acquisition Proposal, indication or request; PROVIDED, HOWEVER, that nothing contained in this Section 5.4 will prohibit the Board of Directors of the Company from, to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition

Proposal. If otherwise permitted under this Section 5.4, prior to furnishing any non-public information to, or entering into discussions or negotiations with, any Person the Company will obtain an executed confidentiality agreement from such Person on terms substantially the same as, or no less favorable to the Company in any material respect than, those contained in the Confidentiality Agreement. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (b) Subject to the fiduciary duties, as advised by counsel, of its Board of Directors and to the provisions of Section 10.4(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Farnell, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal.

          SECTION 5.5. NOTICES OF CERTAIN EVENTS. The Company shall promptly notify Farnell of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
     Section 3.12, 3.13 or 3.17 or which seek to or may reasonably be expected to have the effect of preventing, enjoining or materially delaying the consummation of the transactions contemplated by this Agreement.

          SECTION 5.6. TAX CERTIFICATION. Within 30 days prior to the Effective Time the Company shall provide to Farnell a certificate signed by the Company to the effect that the Company is not, nor has it been within 5 years of the date thereof, a "United States real property holding corporation" as defined in Section 897 of the Code.

          SECTION 5.7. AFFILIATES AND CERTAIN OTHER SHAREHOLDERS. Prior to the Effective Time, the Company shall deliver to Farnell a letter identifying all Persons who are to the knowledge of the Company, at the time this Agreement is submitted for adoption by the shareholders of the Company, (i) "affiliates" of the Company for purposes of Rule 145 under the Securities Act, (ii) holders of 5% or more of the outstanding Shares and (iii) officers and directors of the Company within the meaning of Treas. Reg. Section 1.367(a)-3T(c)(1)(ii). The Company shall use its best efforts to cause each such Person to deliver to Farnell on or prior to the Effective Time a written agreement (a) substantially in the form attached as Exhibit 5.7(a), with respect to Persons identified as affiliates, (b) substantially in the form attached as Exhibit 5.7(b), with respect to Persons identified as beneficial owners of 5% or more of the outstanding Shares who are not Founder Shareholders, (c) substantially in the form attached as Exhibit 5.7(c), with respect to Founder Shareholders and (d) substantially in form attached as Exhibit 5.7(d), with respect to officers or directors of the Company within the meaning of Treas. Reg. Section 1.367(a)- 3T(c)(1)(ii).

          SECTION 5.8. LETTERS OF COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to Farnell a letter with respect to the financial information regarding the Company included in the Registration Statement of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Farnell, in form and substance reasonably satisfactory to Farnell and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and a bring down of such letter in form and substance reasonably satisfactory to Farnell dated as of two days prior to the Company Shareholder Meeting.


                                    ARTICLE 6

                              COVENANTS OF FARNELL

          Farnell agrees that:

          SECTION 6.1. CONDUCT OF FARNELL. Except as otherwise contemplated or permitted by this Agreement, including Section 4.15, from the date of this Agreement until the Effective Time, Farnell shall, and shall cause its Subsidiaries to, use their reasonable best efforts to preserve intact their respective business organizations and relationships with third parties and to keep available the services of their present executive officers. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement, including Section 4.15, from the date of this Agreement until the Effective Time:

          (a) Farnell will not adopt or propose any changes in its memorandum and articles of association;

          (b) Farnell will not (x) declare, set aside or pay any dividends on, or make any other distributions with respect to any shares or its capital stock (other than regular semi-annual cash dividends), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of Farnell or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than stock options issued to employees;

          (c) Farnell will not issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock (other than pursuant to the exercise of stock options issued to employees), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities; or

          (d) Farnell will not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire a substantial portion of the assets of, or equity in, any entity or dispose of, or agree to dispose of, a substantial portion of the assets of Farnell, if such acquisition or disposition would impede or materially delay the consummation of the Merger.

          SECTION 6.2. ACCESS TO INFORMATION. (a) From the date hereof until the Effective Time, Farnell will give the Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to financial, commercial and operating data and other information as such Persons may reasonably request; PROVIDED that no investigation pursuant to this Section shall affect any representation or warranty given by Farnell to the Company hereunder; and PROVIDED, FURTHER, that the parties shall cooperate, consistent with the obligations of Farnell and without waiving any rights of Farnell, to ensure that all information reasonably requested by the Company hereunder shall be made available to the Company.

          (b) All requests for information made pursuant to this Section shall be directed to one or more executive officers designated by Farnell. All information obtained by the Company or its advisors and representatives pursuant to this Section 6.2 shall be subject to the provisions of the Confidentiality Agreement.

          SECTION 6.3. NOTICES OF CERTAIN EVENTS. Farnell shall promptly notify the Company of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contem-plated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Farnell, threatened against Farnell or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which seek to or may reasonably be expected to have the effect of preventing, enjoining or materially delaying the consummation of the transactions contemplated by this Agreement.

          SECTION 6.4. NO SOLICITATION. (a) From the date hereof until the termination hereof, Farnell will not, and will cause its Subsidiaries and the officers, directors, employees or other agents of Farnell and its Subsidiaries not to, directly or indirectly, subject to the fiduciary duties and other obligations of Farnell's Board of Directors under the Companies Act 1985 ("COMPANIES ACT") and the City Code on Takeovers and Mergers, (A) solicit, seek to effect, negotiate with or provide non-public information to any person with respect to or (B) otherwise encourage any public announcement or proposal whatsoever with respect to, any form of business combination transaction (with any Person) involving a change of control (Persons acting in concert acquiring or beneficially owning voting securities of Farnell representing more than 50% of the total voting securities of Farnell, including a merger, consolidation, Takeover Offer (within the meaning of Section 428 of the Companies Act)), exchange offer or liquidation of Farnell's assets, or any scheme of arrangement or recapitalization with respect to Farnell and its Subsidiaries (a "FARNELL ACQUISITION PROPOSAL"). Farnell will promptly notify the Company after receipt of a Farnell Acquisition Proposal or any indication that any Person is considering making a Farnell Acquisition Proposal or any such request for non-public information relating to Farnell or any of its Subsidiaries or for such access to the properties, books or records of Farnell or any of its Subsidiaries. If otherwise permitted under this Section 6.4, prior to furnishing any non-public information to, or entering into discussions or negotiations with, any Person, Farnell will obtain an executed confidentiality agreement from such Person on terms substantially the same as, or no less favorable to Farnell in any material respect than, the terms contained in the Confidentiality Agreement.

          (b) Subject to the fiduciary duties of the Board of Directors of Farnell under applicable law as advised by counsel and Section 10.4(c), neither the Board of Directors of Farnell nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company and holders of the Shares, the adoption, approval or recommendation by such Board of Directors or any such committee of this Agreement, the Rights Offering or the Merger or (ii) approve or recommend or propose to approve or recommend, any Farnell Acquisition Proposal.

          SECTION 6.5. OBLIGATIONS OF MERGER SUBSIDIARY. Farnell will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 6.6. INDEMNIFICATION. (a) From and after the Effective Time, Farnell will cause the Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted by Delaware Law, each Person who is now, or has been at any time prior to the date hereof, an officer (whether elected or appointed), director, employee or agent of the Company or any of its Subsidiaries (each, an "Indemnified Person") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time.

          (b) Farnell will cause the Surviving Corporation to keep in effect provisions in its certificate of incorporation and by-laws providing for exculpation of director, officer, employee and agent liability for Persons who are directors, officers, employees or agents of the Surviving Corporation at the Effective Time and its indemnification of and advancement of expenses for such persons to the fullest extent permitted under Delaware Law, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge such person's rights in respect thereof.

          (c) For a period of three years after the Effective Time, Farnell will cause to be maintained officers' and directors' liability insurance covering the Indemnified Persons who are currently covered, in their capacities as officers and directors, by the Company's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Persons than such existing insurance; PROVIDED, HOWEVER, that Farnell will not be required in order to maintain or procure such coverage to pay premiums on an annualized basis in excess of $150,000 (the "INSURANCE CAP"); and PROVIDED FURTHER that if equivalent coverage cannot be obtained, or can be obtained only by paying an annualized premium in excess of the Insurance Cap, then Farnell will be required to obtain as much coverage as can be obtained by paying premiums on an annualized basis equal to the Insurance Cap.

          SECTION 6.7. SHAREHOLDER'S MEETING. Farnell shall cause a meeting of its shareholders (the "FARNELL SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of approving the issuance of Farnell Shares in connection with the Merger, the Rights Offering, the amendments to the articles of association of Farnell included in Exhibit 1.4, changing the name of Farnell as provided in Section 6.13 and any other matters requiring the approval of its shareholders in connection with this Agreement, the Rights Offering, the Merger and the other transactions contemplated hereby. The directors of Farnell shall, subject to their fiduciary duties, recommend approval of such issuance and all such other matters. In connection with such meeting, (a) Farnell will promptly prepare and file with the LSE, and will use its best efforts to have cleared by the LSE and will thereafter mail to its shareholders an information circular for such meeting which will also serve as the solicitation document for the Rights Offering and as listing particulars for Farnell Shares (the "UK DISCLOSURE DOCUMENT") for such meeting and will otherwise comply with all legal requirements applicable to such meeting, (b) if necessary, after the UK Disclosure Document has been so posted, promptly circulate amended, supplemental or supplemented materials and, if required in connection therewith, resolicit votes and (c) will use its best efforts (subject to the fiduciary duties, as advised by counsel, of its Board of Directors) to obtain the necessary approvals by its shareholders in connection with this Agreement, the Rights Offering, the Merger and the other transactions contemplated hereby, it being understood that Farnell shall not be obligated to hold more than one meeting of shareholders. Without limiting the generality of the foregoing, Farnell agrees that its obligations pursuant to this Section 6.7 (other than pursuant to clause (c)) shall not be altered by the commencement, public disclosure or communication to Farnell of any Farnell Acquisition Proposal.

          SECTION 6.8. REGISTRATION STATEMENT. Farnell will, in cooperation with the Company, promptly prepare and file with the SEC under the Securities Act a Registration Statement on Form F-4 (which Registration Statement shall be combined with the Proxy Statement) to register Farnell Shares (other than Farnell Shares being issued to the Founder Shareholders) being issued in the Merger (the "REGISTRATION STATEMENT") and a Registration Statement on Form F-6 (the "ADR REGISTRATION STATEMENT", and, together with the Registration Statement, the "REGISTRATION STATEMENTS") to register the Farnell ADRs being issued in the Merger and the Restricted ADRs being issued in the Merger to Rule 145 Affiliates who are not Founder Shareholders, and shall use its best efforts to cause the Registration Statements to be declared effective by the SEC as promptly as practicable. Farnell shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Farnell Shares in the Merger.

          SECTION 6.9. STOCK EXCHANGE LISTING. Farnell shall use its best efforts (a) to cause the Farnell ADRs being issued in the Merger and a number of additional Farnell ADRs equal to the number of Restricted ADRs being issued in the Merger, to be listed on the NYSE, subject to official notice of issuance and evidence of satisfactory distribution, and (b) to obtain the agreement of the LSE to admit to the Official List of the LSE the Ordinary Shares and Preference Shares to be issued in the Merger.

          SECTION 6.10. LETTER OF FARNELL'S ACCOUNTANTS. Farnell shall use its reasonable best efforts to cause to be delivered to the Company a letter with respect to the financial information regarding Farnell included in the Registration Statement of Price Waterhouse, Farnell's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and a bring down of such letter in form and substance reasonably satisfactory to the Company dated as of two business days prior to the Company Shareholder Meeting.

          SECTION 6.11. COMPANY EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) From and after the Effective Time, the Surviving Corporation shall have sole discretion over the hiring, promotion, retention, firing and other terms and conditions of the employment of employees of the Surviving Corporation including, without limitation, those individuals who are employees of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Company Employees") and individuals who ceased to be employees of the Company or of any of its Subsidiaries at any time prior to the Effective Time ("Company Retirees"), subject to the following provisions of this Section 6.11 and to any collective bargaining agreements that may be binding on the Surviving Corporation or its Subsidiaries and except as required by law.

          (b) For a period of not less than 24 months after the Effective Time, Farnell shall cause the Surviving Corporation to provide compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to Company Employees and Company Retirees at the date hereof under the Company's Employee Plans and Benefit Arrangements other than stock option or stock purchase plans and shall provide such comparable benefits without any additional waiting periods, limitations or exclusions relating to any pre-existing condition or disability, except to the extent that any waiting period, limitation or exclusion may have applied prior to the Effective Time with respect to any covered person. Following the Effective Time, Farnell shall in due course make available to Company Employees stock acquisition plans substantially similar to the SAYE Option Scheme made available to Farnell's employees in the United Kingdom, with appropriate changes in respect of applicable tax law.

          (c) From and after the Effective Time, for purposes of determining eligibility, vesting and benefit accrual under any replacement compensation, severance, welfare, pension benefit or savings plan of Farnell or and of its affiliates in which Company Employees become eligible to participate, service with the Company or any of its Subsidiaries shall be credited as if such services were rendered to Farnell or any of its Subsidiaries; provided, that Farnell shall not be obligated to permit Company Employees to participate in nor, upon participation, to receive such credited service, with respect to, any plan maintained by Farnell or its Subsidiaries which is not intended to constitute a replacement plan for any existing plan, program or arrangement of the Company and its Subsidiaries.

          SECTION 6.12. U.S. HEADQUARTERS. Farnell represents that it is its intention to maintain its U.S. headquarters at the present location of the Company's headquarters in Cleveland, Ohio or at another location within the greater Cleveland area.

          SECTION 6.13. NAME. At the Farnell Shareholders Meeting, Farnell shall submit for approval by its shareholders the change of its name to Premier Farnell PLC, and, if approved, shall take all required actions to effect such name change as soon as practicable following the Effective Time.

          SECTION 6.14. CERTAIN TAX MATTERS. (a) Farnell or an affiliate has been and will be engaged in the active conduct of a trade or business, within the meaning of Temp. Reg. section 1.367(a)-2T(b)(2) and (3), that is substantial in comparison to the trade or business of the Company for purposes of Temp. Reg.
section 1.367(a)-3T(c)(1)(iii) (T.D. 8638) and any applicable successor provision, for the entire period of time since January 1, 1993 through the Effective Time.

          (b) All debt service payments on any debt of Merger Subsidiary incurred in connection with the transactions contemplated by this Agreement will be made out of post-Effective Time U.S. federal taxable income computed before deductions for interest, less taxes payable, of the Surviving Corporation or out of equity capital of the Surviving Corporation provided by Farnell.

          (c) Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Section 6.14 will survive the consummation of the Merger.


                                    ARTICLE 7

                              COVENANTS OF FARNELL
                                 AND THE COMPANY

          The parties hereto agree that:

          SECTION 7.1. CERTAIN ACTIONS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall use their reasonable best efforts to (a) take all reasonable action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Voting Agreement or any of the other transactions contemplated by this Agreement or the Voting Agreement and (b) if any state takeover statute or similar statute or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Voting Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Voting Agreement.

          SECTION 7.2. CERTAIN FILINGS. The Company and Farnell shall cooperate with one another (a) in connection with the preparation of the Proxy Statement, Registration Statements and UK Disclosure Document and related matters, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement, Registration Statements, UK Disclosure Document and related matters and seeking timely to obtain any such actions, consents, approvals or waivers. The parties will cooperate in order that the Proxy Statement and Registration Statements (and any amendment or supplement thereto) will, on the date the Proxy Statement and Registration Statements (or such amendment or supplement) is first mailed to the shareholders of the Company and at the time of the Company Shareholder Meeting will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The parties will, as promptly as practicable, provide copies to each other of any written comments received from the SEC with respect to the Registration Statements or Proxy Statement and advise one another of any verbal comments with respect to the Registration Statements or Proxy Statement received from the SEC. No amendment or supplement to the Registration Statements or Proxy Statement will be made by Farnell or the Company without the approval of the other party, such approval not to be unreasonably withheld or delayed.

          SECTION 7.3. PUBLIC ANNOUNCEMENTS. Farnell and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the NYSE or the rules of the LSE, will not issue any such press release or make any such public statement.

          SECTION 7.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          SECTION 7.5.   TAX TREATMENT.   (a)  Each of Farnell and the Company
shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.2(e) and 8.3(c).

          (b) Following the Effective Time, (i) neither the Surviving Corporation, Farnell nor any of their affiliates shall knowingly take any action, or knowingly cause any action to be taken, which would cause or permit the Merger to fail to qualify as a reorganization under Section 368(a) of the Code and (ii) each of the Surviving Corporation, Farnell and their respective affiliates agree to be bound by and comply with the agreements set forth in
Schedule 7.5.


                                    ARTICLE 8

                            CONDITIONS TO THE MERGER

          SECTION 8.1. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Farnell and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been adopted by the shareholders of the Company in accordance with the OGCL;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

          (c) no injunction or other court order issued by any court of competent jurisdiction or other legal restraint or prohibition shall prohibit the consummation of the transactions contemplated by this Agreement; PROVIDED, however, that neither of the parties may assert its rights with respect to this condition unless it shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered;

          (d) the shareholders of Farnell shall have voted or passed a special resolution to approve the Merger and create and authorize the issuance of Farnell Shares in connection with the Merger (subject to the Effective Time having occurred) in accordance with applicable law;

          (e) the Registration Statements shall have been declared effective and no stop order suspending the effectiveness of the Registration Statements shall be in effect and no proceedings for such purpose shall be pending before or threatened in writing by the SEC, and Farnell shall have received all state securities or "blue sky" authorizations necessary to issue Restricted ADRs and Farnell ADRs pursuant to this Agreement;

          (f) the Farnell ADRs to be delivered in the Merger and a number of additional Farnell ADRs equal to the number of Restricted ADRs being issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance and satisfactory distribution, and the LSE shall have agreed to admit to the Official List of the LSE (subject to allotment) the Ordinary Shares and Preference Shares to be issued in the Merger;

          (g) there shall not have been a referral of the transactions contemplated hereby to the Monopolies and Mergers Commission by the Secretary of State for Trade and Industry;

          (h) any applicable waiting period under the German Competition Law shall have expired or been terminated or the German Federal Cartel Office shall have notified Farnell that the Merger may be completed; and

          (i) there shall not be pending any suit, action or proceeding by any government or governmental authority or agency, domestic or foreign, before any court or governmental authority or agency, domestic or foreign, which is reasonably likely to succeed, (i) seeking to restrain or prohibit Farnell's ownership or operation (or that of its respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Farnell and its Subsidiaries, taken as a whole, or to compel Farnell or any of its Subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Farnell and its Subsidiaries, taken as a whole, (ii) seeking to impose or confirm material limitations on the ability of Farnell or any of its Subsidiaries or affiliates effectively to exercise full rights of ownership of the shares of capital stock of the Surviving Corporation, including, without limitation, the right to vote any of such shares acquired or owned by Farnell or any of its Subsidiaries or affiliates on all matters properly presented to the stockholders of the Surviving Corporation, or (iii) seeking to require divestiture by Farnell or any of its Subsidiaries or affiliates of any such shares.

          SECTION 8.2. CONDITIONS TO THE OBLIGATIONS OF FARNELL AND MERGER SUBSIDIARY. The obligations of Farnell and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than the representations and warranties contained in Section 3.5, 3.10, 3.12, 3.17(a)(ii), the last sentence of Section 3.18 and Section 3.19 which shall be true in all material respects on the date of this Agreement) and Farnell shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect;

          (b) Farnell shall have received an opinion of counsel to the Company, dated as of the Effective Time, in form and substance satisfactory to Farnell;

          (c) no development or change (other than changes that generally affect enterprises within the industry in which the Company and its Subsidiaries operate or changes resulting from the transactions contemplated by this Agreement or the announcement thereof) shall have occurred after the date of this Agreement in the financial condition, business, assets or results of operations of the Company and its Subsidiaries taken as a whole that has had or is reasonably likely to have a Company Material Adverse Effect;

          (d) the Board of Directors of the Company shall not have withdrawn or materially modified its approval or recommendation of the Merger;

          (e) Farnell shall have received an opinion, in form and substance satisfactory to Farnell, dated the day preceding the Effective Time or immediately prior to the Effective Time from tax counsel reasonably satisfactory to Farnell, based upon representation letters substantially in the form set forth in Exhibits 5.7(b), 5.7(c) and 5.7(d) and dated on or about the Effective Time, and such other facts, representations and assumptions as set forth therein, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and that Temp. Reg. Section 1.367(a)-3T(c)(1)(iii)(T.D. 8638) is satisfied; and

          (f) the holders of no more than 8% of the Shares outstanding immediately prior to the Effective Time shall have demanded payment of the fair cash value of their Shares in accordance with Section 1701.85 of the OGCL.

          SECTION 8.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) Farnell and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of Farnell and Merger Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time (other than the representations and warranties contained in Section 4.5, 4.10, 4.12 and 4.15 which shall be true in all material respects on the date of this Agreement) and the Company shall have received a certificate signed by the chief executive officer and president of each of Farnell and Merger Subsidiary, respectively to the foregoing effect;

          (b) The Company shall have received an opinion of special U.S. counsel to Farnell and special U.K. counsel to Farnell, dated as of the Effective Time, each in form and substance satisfactory to the Company;

          (c) the Company shall have received an opinion, in form and substance satisfactory to the Company, dated the day preceding the Effective Time or immediately prior to the Effective Time from tax counsel reasonably satisfactory to the Company, based upon representation letters substantially in the form set forth in Exhibits 5.7(b), 5.7(c) and 5.7(d) dated on or about the Effective Time, and such other facts, representations and assumptions concerning, among other things, the actions of the Shareholders of the Company, as counsel may reasonably deem relevant, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and that, except as may be otherwise provided by Section 356 of the Code, no Company shareholder will recognize gain or have an amount included in income by reason of the transaction unless, with respect to any Company shareholder who is required to file an agreement to recognize gain under Temp. Reg. section 1.367(a)- 3T(g) to avoid recognition of gain or inclusion of an amount in income, such agreement is not properly and timely filed, maintained or renewed or any action occurs or does not occur which would require the recognition of gain under the terms of such agreement or any provision of law;

          (d) no development or change (other than changes that generally affect enterprises within the industry in which Farnell and its Subsidiaries operate or changes resulting from the transactions contemplated by this Agreement or the announcement thereof) shall have occurred after the date of this Agreement in the financial condition, business, assets or results of operations of Farnell and its Subsidiaries taken as a whole that has had or is reasonably likely to have a Farnell Material Adverse Effect; and

          (e) the Board of Directors of Farnell shall not have withdrawn or materially modified its approval or recommendation of the Merger.


                                    ARTICLE 9

                                   TERMINATION

     SECTION 9.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement or the Merger by the shareholders of the Company or Farnell):

          (a)  by mutual written consent of the Company and Farnell;

          (b) by either the Company or Farnell if, at a duly held shareholders meeting of the Company or any adjournment thereof at which this Agreement is voted upon, the shareholder adoption shall not have been obtained; PROVIDED that the Company may give written notice to Farnell of its intention to adjourn or hold another meeting to obtain such adoption in which case no such termination right shall exist;

          (c) by either Farnell or the Company if, at a duly held shareholders meeting of Farnell or any adjournment thereof at which Farnell's necessary shareholder approvals are voted upon, such shareholder approvals shall not have been obtained; PROVIDED that Farnell may give written notice to the Company of its intention to adjourn or hold another meeting to obtain such approval in which case no such termination right shall exist;

          (d) by either the Company or Farnell, if the Merger has not been consummated by July 15, 1996; PROVIDED, HOWEVER, that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the Merger;

          (e) by either the Company or Farnell, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Farnell or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

          (f) by Farnell, upon the occurrence of any Company Trigger Event described in clauses (i) or (ii) of Section 10.4(b) or a Farnell Trigger Event described in clause (iii) of Section 10.4(c); or

          (g) by the Company, upon the occurrence of any Farnell Trigger Event described in clauses (i), (ii) or (iii) of Section 10.4(c).

No termination pursuant to this Section 9.1 by a party required to make payments pursuant to Section 10.4 shall be effective unless such party shall simultaneously make the payments, if any, required by Section 10.4. The party desiring to terminate this Agreement pursuant to clauses (b) through (g) shall give written notice of such termination to the other party in accordance with
Section 10.1.

          SECTION 9.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in the last sentences of Sections

5.3(b) and 6.2(b) and Sections 10.4, 10.6, 10.7, 10.10 and 10.11 shall survive the termination hereof.


                                   ARTICLE 10

                                  MISCELLANEOUS

          SECTION 10.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to Farnell or Merger Subsidiary, to:

               Kenneth J. Mullen
               Farnell Electronics PLC
               Farnell House
               Sandbeck Way
               Wetherby
               West Yorkshire LS22 4DH
               Telecopy:  44-1937-580-070

               with a copy to:  Joseph Rinaldi

                                Davis Polk & Wardwell
                                450 Lexington Avenue
                                New York, New York  10017
                                Telecopy: (212) 450-4800


          if to the Company, to:

               Deidra D. Gold
               Premier Industrial Corporation
               4500 Euclid Avenue
               Cleveland, OH  44103
               Telecopy:  (216) 391-0155
               Attn:  Vice President and General Counsel

               with a copy to:  William P. Ritchie
                                Jones, Day, Reavis & Pogue
                                77 West Wacker
                                Chicago, IL  60601-1692
                                Telecopy:  (312) 782-8585

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

          SECTION 10.2. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the agreements set forth in Article 1 and Sections 6.6, 6.11, 6.13, 6.14, 10.4, 10.6, 10.7, 10.10 and 10.11.

          SECTION 10.3. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Farnell and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that after the adoption of this Agreement by the shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the holders of any shares of capital stock of the Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 10.4.  FEES AND EXPENSES.

          (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) The Company agrees to pay to Farnell a fee in immediately available funds equal to $50 million (the "Termination Fee") promptly, but in no event later than two business days, after the termination of this Agreement if any of the events set forth below (a "COMPANY TRIGGER EVENT") have occurred:

               (i) the Company shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Acquisition Proposal or the Company's Board of Directors shall have withdrawn, revoked or materially modified in a manner adverse to Farnell the Board's approval or recommendation of the Merger;

              (ii)  any person or group (as defined in Section
          13(d)(3) of the 1934 Act) (other than Farnell or any of its affiliates or the Founder Shareholders) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of at least a majority of the outstanding voting stock of the Company;

               (iii) the shareholders of the Company shall not have approved the Merger for whatever reason;

              (iv) any representation or warranty made by the Company in this Agreement as of the date of this Agreement shall not have been true and correct in all material respects when made; or

               (v) the Company shall have failed to observe or perform in any material respect any of its obligations under this Agreement.

          (c) Farnell agrees to pay to the Company a fee in immediately available funds equal to the Termination Fee promptly, but in no event later than two business days, after the termination of this Agreement if any of the events set forth below (a "FARNELL TRIGGER EVENT") have occurred:

               (i) Farnell shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle with respect to any Farnell Acquisition Proposal or Farnell's Board of Directors shall have withdrawn, revoked or materially modified in a manner adverse to the Company the Board's approval or recommendation of the Merger;

              (ii)  any person or group (as defined in Section
          13(d)(3) of the 1934 Act) shall have become the beneficial owner (as defined in Rule 13d-3 promulgated under the 1934
          Act) of at least a majority of the outstanding voting stock of Farnell;

              (iii) Merger Subsidiary shall not, at the Effective
          Time, have sufficient funds available to pay the Cash
          Consideration pursuant to the terms of this Agreement; or

              (iv) any representation or warranty made by Farnell in this Agreement as of the date hereof shall not have been true and correct in all material respects when made, or Farnell shall have failed to observe or perform in any material respect any of its obligations under this Agreement.

          (d) In the event that a Termination Fee is paid by either party under this Section 10.4 it shall constitute the exclusive remedy for any breach of this Agreement by the other party. Each of Farnell and the Company agree that due to the difficulty of determining damages in the event of the occurrence of any of the events set forth in this Section 10.4 that the Termination Fee and expense reimbursement shall be deemed liquidated damages payable as full and complete compensation for the losses incurred by Farnell or the Company, as the case may be, in connection with the termination of this Agreement and the transactions contemplated hereby and for the other losses and damages incurred by such party (including without limitation damages to reputation and the loss of other opportunities).

          (e) In the event that a party is obligated to make a payment to the other under Section 10.4(b) or (c), the payor shall assume and pay, or at the election of the payee, reimburse payee for, all expenses incurred by payee (including the fees and expenses of its counsel, financial advisors and institutions that are considering making or have made a commitment to provide financing for the Merger) in connection with this Agreement and the Merger. All such fees and expenses shall be paid within five days of receipt of an invoice therefor.

          (f) Each of the Company and Farnell acknowledges that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party fails to promptly pay the amount due pursuant to this Section 10.4, and, in order to obtain such payment, the other party commences a suit which results in a judgment against the defaulting party for the fee or fees and expenses set forth in this Section 10.4, the defaulting party shall also pay to the other party its costs and expenses incurred in connection with such litigation.

          SECTION 10.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

          SECTION 10.6. JURISDICTION. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any obligation to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York.

          SECTION 10.7. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflict of laws rules of such state.

          SECTION 10.8. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


          SECTION 10.9. HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

          SECTION 10.10. ENTIRE AGREEMENT. This Agreement, the Confidentiality Agreement and any documents delivered by the parties in connection herewith, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

          SECTION 10.11. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.

          SECTION 10.12. CERTAIN INTERPRETIVE MATTERS. Unless the context otherwise requires, (a) all references to Sections, Articles, Exhibits or Schedules are to be Sections, Articles, Exhibits or Schedules of or to this Agreement, (b) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (c) words in the singular include the plural and VICE VERSA, (d) the term "affiliate" of a Person shall have the meaning set forth in Rule 12b-2 of the Exchange Act, (e) the term "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, and (f) when used with respect to either the Company or Farnell, the term "knowledge of such party" or any similar phrase means the knowledge, after due inquiry, of their respective executive officers.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                    PREMIER INDUSTRIAL CORPORATION



                    By____________________________
                      Title:




                    FARNELL ELECTRONICS PLC



                    By____________________________
                      Title:




                    FAC DELAWARE CORP.



                    By____________________________
                      Title:

                                                                 SCHEDULE 1.4(a)




Jack N. Mandel

Joseph C. Mandel

Morton L. Mandel

Jack N. Mandel Revocable Trust created by the Jack N. Mandel Revocable Trust Agreement, originally dated August 27, 1976, as amended

Joseph C. Mandel Revocable Trust created by the Joseph C. Mandel Revocable Trust Agreement, originally dated September 27, 1976, as amended

Morton L. Mandel Revocable Trust created by the Morton L. Mandel Revocable Trust Agreement, originally dated September 14, 1977, as amended

Florence Mandel Revocable Trust Created by the Florence Mandel Revocable Trust Agreement, originally dated August 17, 1978, as amended

Barbara A. Mandel Revocable Trust created by the Barbara A. mandel Revocable Trust Agreement, originally dated December 16, 1977, as amended

The Jack N. and Lilyan Mandel Foundation, including the The Lilyan Mandel Fund of the Jack N. and Lilyan
Mandel Foundation

The Joseph and Florence Mandel Foundation

Morton and Barbara Mandel Family Foundation

                                                                  EXHIBIT 5.7(a)

                           [FORM OF AFFILIATE LETTER]

Farnell Electronics PLC
Farnell House
Sandbeck Way
Wetherby
West Yorkshire, LS22 4DH


Ladies and Gentlemen:

          I have been advised that as of the date of this letter agreement I may be deemed to be an "affiliate" of Premier Industrial Corporation, an Ohio corporation (the "Company"), as such term is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 23, 1996 (as amended from time to time, the "Merger Agreement"), by and among the Company, Farnell Electronics PLC, a public limited company formed under the laws of England ("Farnell") and FAC Delaware Corporation, a Delaware Corporation ("Merger Subsidiary"), the Company will be merged with and into Merger Subsidiary (the "Merger").

          Pursuant to the Merger each share of Common Stock, without par value, of the Company owned by the undersigned, will be converted into the right to receive American Depositary Receipts ("Ordinary ADRs") evidencing Ordinary Shares of 5p. each of Farnell, American Depositary Receipts ("Preference ADRs") evidencing $1.35 Cumulative Convertible Redeemable Preference Shares of L1 each of Farnell and cash.

          I represent, warrant and covenant to Farnell that, with respect to all Ordinary Shares, Ordinary ADRs, Preference Shares and Preference ADRs (collectively, the "Securities") received as a result of the Merger:

          (1) I shall not make any sale, transfer or other disposition of such Securities in violation of the Act or the Rules and Regulations.

          (2) I have carefully read this letter and the Merger Agreement and have had an opportunity to discuss the requirements of such documents and any other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Securities with my counsel or counsel for the Company.

          (3) I have been advised that the issuance of the Securities to me pursuant to the Merger has been registered with the Commission under the Act. I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Securities has not been registered under the Act, I may not offer to sell, sell, transfer or otherwise dispose of the Securities issued to me in the Merger unless (i) such offer, sale, transfer or other disposition has been registered under the Act or is made in conformity with Rule 145 under the Act, or (ii) in the opinion of counsel reasonably acceptable to Farnell, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (4) I understand that Farnell is under no obligation to register under the Act the sale, transfer or other disposition of the Securities by me or on my behalf or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (5) I understand that Farnell will give stop transfer instructions to Farnell's transfer agents with respect to the Securities, that the Securities issued to me will all be in certificated form and that the certificates therefor, or any substitutions therefor, will bear a legend substantially to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, DATED _______ __, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND FARNELL, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF FARNELL."

          (6) I also understand that unless the transfer by me of the Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Farnell reserves the right to place a legend substantially to the following effect on the certificates issued to any transferee:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED

          BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs 5 and 6 above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Farnell has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Farnell, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter.

                              Sincerely,



                              _________________________
                              Name:


Accepted this ____ day of
_______ __, 1996:


Farnell Electronics PLC



By:  ________________________
     Name:
     Title:

                                                                  Exhibit 5.7(b)

              [Form of Tax Letter for non-Founder 5% Shareholders]

[Date]

Premier Industrial Corporation
4500 Euclid Avenue
Cleveland, OH  44103

Jones, Day, Reavis & Pogue
Att:  John L. Sterling
77 West Wacker
Chicago, IL 60601-1692

Farnell Electronics PLC
Farnell House
Sandbeck Way
Wetherby
West Yorkshire, LS22 4DH

Davis Polk & Wardwell
Att: Lydia E. Kess
450 Lexington Avenue
New York, NY 10017


Dear Sirs:

          This letter is given in connection with the proposed Merger of the Company into the wholly-owned subsidiary of Farnell and in order to allow Jones, Day, Reavis & Pogue to advise the Company and the shareholders of the Company and to allow Davis Polk & Wardwell to advise Farnell as to the United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Merger Agreement. References herein to Farnell Shares shall be deemed to include any
Farnell ADRs evidencing the same.  [             ] represents and covenants as
follows:

[1.  [          ] is an investment adviser registered with the Securities and
     Exchange Commission under the Investment Advisers Act of 1940.]

2.   For purposes of reporting under the provisions of Section 13(d) of the
     Securities Exchange Act of 1934 and Rule 13d-1 thereunder, [           ] is
     deemed to be the beneficial owner of 5% or more of the shares of the Company.

3.   [       ] represents that it has no agreement, arrangement, or plan or intention to direct the sale, exchange, or other transfer of any of the Farnell Shares owned by it [its advisory clients] after the Merger.

4.   [           ] constantly re-evaluates and adjusts the various investments in its [clients'] portfolios based on its views about the future prospects of a particular portfolio position in light of both internal corporate changes and external economic and market developments. Nothing in this
     letter should be construed as a representation that [         ] will not
     direct the sale or other transfer of all or part of its [clients'] holdings of Farnell [under its fiduciary responsibility to such clients] as a result of its routine re-evaluations in the regular course of its investment [advisory] activities.

5.   [           ] covenants that if, at any time before the Merger it forms a plan or intent to dispose of any of its [clients'] holdings of Farnell, it will promptly notify Jones, Day, Reavis & Pogue and Davis Polk & Wardwell by fax to the attention of John L. Sterling and Lydia E. Kess, respectively, as soon as possible but in any event before the Effective Time of the Merger.

6.   [           ] represents that it does not currently own any Farnell Shares either directly or constructively under Section 958 of the Internal Revenue Code of 1986, as amended (the "Code").

7.   [           ] covenants that (other than pursuant to the Merger) it will not, at any time before or immediately after the Effective Time of the Merger, acquire Farnell Shares directly or cause or permit any person to acquire Farnell Shares that would be considered to be constructively owned
     by [           ] under Section 958 of the Code.  If a person does acquire or forms an intention to acquire Farnell Shares that would be considered to
     be constructively owned by [           ], [            ] will promptly
     notify Jones, Day, Reavis & Pogue and Davis Polk & Wardwell by fax to the attention of John L. Sterling and Lydia E. Kess, respectively, as soon as possible but in any event before the Effective Time of the Merger.

                                             Very truly yours,

                                                                  Exhibit 5.7(c)

                  [Form of Tax Letter for Founder Shareholders]

[Date]

Premier Industrial Corporation
4500 Euclid Avenue
Cleveland, OH  44103

Jones, Day, Reavis & Pogue
Att:  John L. Sterling
77 West Wacker
Chicago, IL 60601-1692

Farnell Electronics PLC
Farnell House
Sandbeck Way
Wetherby
West Yorkshire, LS22 4DH

Davis Polk & Wardwell
Att: Lydia E. Kess
450 Lexington Avenue
New York, NY 10017


Dear Sirs:

          This letter is given in connection with the proposed Merger of the Company into the wholly-owned subsidiary of Farnell and in order to allow Jones, Day, Reavis & Pogue to advise the Company and the shareholders of the Company and to allow Davis Polk & Wardwell to advise Farnell as to the United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Merger Agreement. References herein to Farnell Shares shall be deemed to include any Restricted ADRs evidencing the same. The Founder Shareholder represents and covenants as follows:

1. Except as required by law, the Founder Shareholder will not sell, transfer or otherwise dispose or authorize the disposition of any stock of Farnell held by the Founder Shareholder, for the two-year period following the Effective Time of the Merger unless the Founder Shareholder obtains a Ruling or an Opinion, as required by paragraph 4 below.

2. The Founder Shareholder represents that it has no plan or intention to sell, transfer or otherwise dispose or authorize the disposition of any stock of Farnell received by the Founder Shareholder in the Merger.

3. The Founder Shareholder covenants that if, at any time before the Effective Time, the Founder Shareholder has such a plan or intention, the Founder Shareholder will notify Jones, Day, Reavis & Pogue and Davis Polk & Wardwell by fax to the attention of John L. Sterling and Lydia E. Kess, respectively, as soon as possible, but in any event before the Effective Time.

4. The Founder Shareholder covenants that if it decides to sell, transfer or otherwise dispose or authorize the disposition of Farnell stock acquired in the Merger within the two-year period following the Effective Time, it will only do so if it has received either (i) a ruling satisfactory to both Jones, Day, Reavis & Pogue and Davis Polk & Wardwell from the Internal Revenue Service (a "Ruling") or (ii) an opinion of independent tax counsel recognized as expert in federal tax matters, which opinion and counsel are satisfactory to both Jones, Day, Reavis & Pogue and Davis Polk & Wardwell (an "Opinion") in either case to the effect that such disposition will not cause the Merger not to qualify as a merger under 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

5. The foregoing representations and covenants in paragraphs 1-4 shall be binding upon the Founder Shareholder's successors and assigns.

6. The Founder Shareholder represents that it does not currently own any Farnell Shares either directly or constructively under Section 958 of the Code.

7. The Founder Shareholder covenants that (other than pursuant to the Merger) the Founder Shareholder will not, at any time before or immediately after the Effective Time of the Merger, acquire Farnell Shares directly or cause any person to acquire Farnell Shares that would be considered to be constructively owned by the Founder Shareholder under Section 958 of the Code. If a person does acquire or forms an intention to acquire Farnell Shares that would be considered to be constructively owned by the Founder Shareholder, the Founder Shareholder will promptly notify Jones, Day, Reavis & Pogue and Davis Polk & Wardwell by fax to the attention of John L. Sterling and Lydia E. Kess, respectively, as soon as possible but in any event before the Effective Time of the Merger.


                              Very truly yours,

                                                                  Exhibit 5.7(d)

                 [Form of Tax Letter for Officers and Directors]

[Date]



Premier Industrial Corporation
4500 Euclid Avenue
Cleveland, OH  44103

Jones, Day, Reavis & Pogue
Att:  John L. Sterling
77 West Wacker
Chicago, IL 60601-1692

Farnell Electronics PLC
Farnell House
Sandbeck Way
Wetherby
West Yorkshire, LS22 4DH

Davis Polk & Wardwell
Att: Lydia E. Kess
450 Lexington Avenue
New York, NY 10017


Dear Sirs:

          This letter is given in connection with the proposed Merger of the Company into the wholly-owned subsidiary of Farnell and in order to allow Jones, Day, Reavis & Pogue to advise the Company and the shareholders of the Company and to allow Davis Polk & Wardwell to advise Farnell as to the United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the Merger Agreement. References herein to Farnell Shares shall be deemed to include any Farnell ADRs or Restricted ADRs evidencing the same. The [Officer/Director of the Company] represents and covenants as follows:

1. The [Officer/Director] represents that he does not currently own any Farnell Shares either directly or constructively under Section 958 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The [Officer/Director] covenants that (other than pursuant to the Merger) he will not, at any time before or immediately after the Effective Time of the Merger, acquire Farnell Shares directly or cause or permit any person to acquire Farnell Shares that would be considered to be constructively owned by [Officer/Director] under Section 958 of the Code. If a person does acquire or forms an intention to acquire Farnell Shares that would be considered to be constructively owned by the [Officer/Director], the [Officer/Director] will promptly notify Jones, Day, Reavis & Pogue and Davis Polk & Wardwell by fax to the attention of John L. Sterling and Lydia E. Kess, respectively, as soon as possible but in any event before the Effective Time of the Merger.



                              Very truly yours,

                                                                    SCHEDULE 7.5
                               Certain Tax Matters

          Farnell and the Surviving Corporation represent, warrant and covenant to each shareholder of the Company who (i) receives any Stock Consideration pursuant to the Merger, (ii) owns at least five percent of either the total voting power or the total value of Farnell (either directly or constructively under Section 958 of the U.S. Internal Revenue Code (the "Code")) immediately after the Merger and (iii) identifies himself to Farnell in writing within 30 days of the Effective Time of the Merger (a "Five-Percent Transferee Shareholder") that:

          (a) For the period from the closing date of the Merger to the expiration of the 10th taxable year following the year in which the Merger occurs, neither Farnell nor any transferee or subsequent transferee under paragraph (f) shall dispose of any stock of the Surviving Corporation in a transaction in which gain or loss would be required to be recognized under U.S. federal income tax principles (other than in a liquidation of the Surviving Corporation into Farnell);

          (b) For the period from the closing date of the Merger to the expiration of the 10th taxable year following the year in which the Merger occurs, neither the Surviving Corporation nor any transferee or subsequent transferee under paragraph (f) shall dispose of substantially all the assets (within the meaning of Section 368(a)(1)(C) of the Code) received from the Company pursuant to the Merger in a disposition not in the ordinary course of business (other than in a distribution, including a liquidating distribution, by the Surviving Corporation to Farnell or in a transaction in which gain or loss would not be required to be recognized under U.S. federal income tax principles);

          (c) For the period from the closing date of the Merger to the expiration of the 10th taxable year following the year in which the Merger occurs, neither Farnell, the Surviving Corporation nor any transferee or subsequent transferee under paragraph (f) shall effect any "other disposition" within the meaning of U.S. Prop. Treas. Reg. Section 1.367(a)- 8(e)(3)(iii) (proposed 8/26/91);

          (d) Paragraphs (a), (b) and (c) however, will not apply if Farnell, the Surviving Corporation, or any transferee or subsequent transferee under paragraph (f) is required by law to take the actions described therein. Notwithstanding the preceding sentence, paragraphs (a), (b) and (c) will apply if such legal requirement is the direct result of an action taken by such person, or an action knowingly not taken by such person where such action would not harm or damage such person, provided that at the time such action was taken or omitted, such person knew or reasonably should have known that such action or omission would result in the legal requirement to take the actions described in paragraph (a), (b) or (c).

          (e) Notwithstanding (a), (b) or (c) above, and without diminishing any remedies otherwise available to any Five-Percent Transferee Shareholder in the event of a disposition described in (a), (b) or (c) above, if there occurs a disposition described in (a), (b), (c) or (d) above, Farnell shall inform each Five-Percent Transferee Shareholder, or cause each Five-Percent Transferee Shareholder to be informed, within 30 days of such disposition, of such disposition;

          (f)  If there occurs a disposition that would be described in (a) or
     (b) above but for the fact that the disposition is one in which gain or loss would not be required to be recognized under U.S. federal income tax principles, Farnell shall (i) provide, or cause to be provided, to each Five-Percent Transferee Shareholder, within 30 days of the disposition, a notice that includes the following information: a description of the transfer; the applicable non-recognition provision; and the name, address and identifying number (if any) of the transferee, (ii) arrange, or cause to be arranged, for the transferee to inform each Five-Percent Transferee Shareholder of any subsequent disposition described in (a), (b), (c) or (d) above, and (iii) arrange, or cause to be arranged, such transferee's assumption of Farnell's duties and obligations under this Exhibit without Farnell being released from any such duty or obligation. Any interest received by Farnell or any other transferor in any disposition referred to in the first sentence of this paragraph (f) shall be subject to the principles of this Exhibit;

          (g) The provisions of this Exhibit will survive the consummation of the Merger and are expressly intended to benefit each Five-Percent Transferee Shareholder (and any successor to the gain recognition agreement of any Five-Percent Transferee Shareholder) under U.S. Treas. Reg. Section 1.367(a)-3T(g) and the provisions of this Exhibit are to be interpreted with reference thereto.


                                        2